EXHIBIT 2.1
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                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                        LONE STAR U.S. ACQUISITIONS LLC

           U.S. RESTAURANT PROPERTIES OPERATING LIMITED PARTNERSHIP,

                                     AND

                            LSF4 ACQUISITION, LLC

                                     AND

                               SHONEY'S, INC.

                        DATED AS OF JANUARY 24, 2002









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                             TABLE OF CONTENTS

ARTICLE I        THE MERGER.................................................1
 Section 1.01  The Merger...................................................1
 Section 1.02  Effective Time of the Merger.................................1
 Section 1.03  Articles of Incorporation and By-Laws of the Surviving
               Corporation..................................................2
 Section 1.04  Board of Directors and Officers of the Surviving Corporation.2
 Section 1.05  Conversion of Shares.........................................2
 Section 1.06  Dissenters' Rights...........................................3
 Section 1.07  Stock Plans of the Company...................................3
 Section 1.08  Payment for Merger Shares....................................4
 Section 1.09  No Further Rights or Transfers...............................6
 Section 1.10  Further Assurances...........................................6

ARTICLE II       CLOSING....................................................6
 Section 2.01  Generally....................................................6
 Section 2.02  Deliveries at the Closing....................................6

ARTICLE III      REPRESENTATIONS AND WARRANTIES.............................7
 Section 3.01  Representations and Warranties of the Company................7
 Section 3.02  Representations and Warranties of the Buyers and the Buyer
               Subsidiary..................................................30

ARTICLE IV       CONDUCT AND TRANSACTIONS BEFORE THE EFFECTIVE TIME........32
 Section 4.01  Operation of Business of the Company until Effective Time...32
 Section 4.02  Company Shareholders' Meeting; Proxy Statement and Proxy....35
 Section 4.03  No Shopping.................................................36
 Section 4.04  Access to Information.......................................38
 Section 4.05  Amendment of the Company's Employee Plans...................39
 Section 4.06  HSR Act.....................................................39
 Section 4.07  Confidentiality Agreement...................................39
 Section 4.08  Company Rights Agreement....................................39
 Section 4.09  Best Efforts; Further Assurances............................39
 Section 4.10  Notification of Certain Matters.............................40
 Section 4.11  Voting Agreements...........................................41
 Section 4.12  Tax Matters.................................................41
 Section 4.13  Options.....................................................42
 Section 4.14  Pension, Benefit and Welfare Plans..........................42

ARTICLE V        CONDITIONS PRECEDENT......................................42
 Section 5.01  Conditions to the Obligations of the Buyers and the Buyer
               Subsidiary..................................................42
 Section 5.02  Conditions to the Obligations of the Company................43

ARTICLE VI       CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME.........44
 Section 6.01  Indemnification.............................................44
 Section 6.02  Directors and Officers Liability Insurance..................44

ARTICLE VII      TERMINATION AND ABANDONMENT...............................45
 Section 7.01  Termination.................................................45
 Section 7.02  Effect of Termination.......................................46

 Section 7.03  Fees and Expenses...........................................47


ARTICLE VIII     MISCELLANEOUS PROVISIONS..................................48
 Section 8.01  Performance of Covenants; Non-Survival of Representations
               and Warranties..............................................48
 Section 8.02  Amendment and Modification..................................48
 Section 8.03  Waiver of Compliance; Consents..............................48
 Section 8.04  Press Releases and Public Announcements.....................49
 Section 8.05  Certain Definitions.........................................49
 Section 8.06  Additional Agreements.......................................52
 Section 8.07  Notices.....................................................53
 Section 8.08  Assignment..................................................54
 Section 8.09  Interpretation..............................................54
 Section 8.10  Governing Law; Enforcement..................................54
 Section 8.11  Counterparts................................................54
 Section 8.12  Headings; Internal References...............................55
 Section 8.13  Entire Agreement............................................55
 Section 8.14  Severability................................................55
 Section 8.15  Other Remedies..............................................55
 Section 8.16  Waiver of Jury Trial........................................55


                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of January 24, 2002 (the "Agreement"), is by and among Shoney's, Inc., a Tennessee corporation (the "Company"), Lone Star U.S. Acquisitions LLC, a Delaware limited liability company ("LS"), U.S. Restaurant Properties Operating Limited Partnership, a Delaware limited partnership ("USRPOLP" and with LS, each a "Buyer" and, collectively, the "Buyers"), and LSF4 Acquisition, LLC, a Delaware limited liability company formed solely for the purpose of effecting the Merger (as defined herein) (the "Buyer Subsidiary").


                                   RECITALS

     WHEREAS, the Buyers desire to acquire the Company by effecting a merger (the "Merger") of the Buyer Subsidiary with and into the Company under the terms hereof, whereby the shareholders of the Company will receive cash for their shares of capital stock of the Company; and

     WHEREAS, the Board of Directors or other governing body of each of the Company, the Buyers and the Buyer Subsidiary deem the Merger desirable and in the best interests of their respective shareholders, partners and members of each of the Company, the Buyers and the Buyer Subsidiary.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I

                                 THE MERGER

     SECTION 1.01 THE MERGER. At the Effective Time (as defined in Section 1.02), and in accordance with the terms of this Agreement, the Tennessee Business Corporation Act (the "Tennessee Act") and the Limited Liability Company Act of the State of Delaware (the "Delaware Act"), the Buyer Subsidiary shall be merged with and into the Company, the separate corporate existence of the Buyer Subsidiary shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation"). At the Effective Time, the Merger shall have the other effects provided in the applicable provisions of the Tennessee Act and the Delaware Act.

     SECTION 1.02 EFFECTIVE TIME OF THE MERGER. Subject to, and promptly following (but not more than one (1) Business Day (as defined herein) (unless the Company and the Buyers shall otherwise mutually agree)), the receipt of the vote of the shareholders of the Company approving this Agreement and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in Article V of this Agreement, the Company and the Buyer Subsidiary shall (a) execute in the manner required by the Tennessee Act and deliver for filing to the Secretary of State of the State of Tennessee, articles of merger with respect to the


Merger (the "Articles of Merger") and (b) execute in the manner required by the Delaware Act and deliver for filing to the Secretary of State of the State of Delaware, a certificate of merger with respect to the Merger (the "Certificate of Merger"). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Tennessee in accordance with Section 48-21-107 of the Tennessee Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 204 of the Delaware Act. The date and time of the filing of the Articles of Merger and Certificate of Merger, or such later date and time as may be specified in the Articles of Merger and the Certificate of Merger by mutual agreement of the Buyers, the Buyer Subsidiary and the Company, is hereinafter referred to as the "Effective Time."

     SECTION 1.03 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Charter (as defined herein) of the Company in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until amended in accordance with the laws of the State of Tennessee and such Charter. The By-Laws of the Company in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until further amended in accordance with the laws of the State of Tennessee, the Charter of the Surviving Corporation and such By-Laws.

     SECTION 1.04 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of the Buyer Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the expiration of the term for which such director was elected and until such director's successor is elected and has qualified or as otherwise provided in the Articles of Incorporation or By-Laws of the Surviving Corporation. The officers of the Buyer Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

     SECTION 1.05 CONVERSION OF SHARES. The manner and basis of converting the shares of stock of each of the Company and the Buyer Subsidiary shall be as follows:

     (a) At the Effective Time, each share of common stock of the Company, par value $1.00 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (the "Merger Shares") (other than (i) Dissenting Shares (as defined herein) and (ii) shares of Company Common Stock held of record by the Buyers or the Buyer Subsidiary or any other direct or indirect wholly-owned subsidiary of a Buyer or by the Company immediately before the Effective Time), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and represent the right to receive, $.36 in cash (the "Merger Consideration"), without interest. Unless the context otherwise requires, each reference in this Agreement to shares of Company Common Stock or Merger Shares shall include the associated Company Rights (as defined herein) issued pursuant to the Company Rights Agreement (as defined herein). Without limiting any other provision of this Agreement, the Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring after the date hereof and prior to the Effective Time. No

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share of Company Common Stock shall be deemed to be outstanding or to have any rights other than payment therefor pursuant to the terms of this Agreement after the Effective Time.

     (b) At the Effective Time, all of the membership interests of the Buyer Subsidiary, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 100 fully paid and nonassessable shares of common stock of the Surviving Corporation, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately subsequent to the Effective Time.

     (c) At the Effective Time, each share of Company Common Stock held of record by the Buyers or the Buyer Subsidiary or any other direct or indirect wholly-owned subsidiary of a Buyer or by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.

     SECTION 1.06  DISSENTERS' RIGHTS.

     (a) Notwithstanding Section 1.05 hereof, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, if any, that are held of record or beneficially owned by a Person (as defined herein) who has properly exercised and preserved and perfected dissenters' rights with respect to such shares under Sections 48-23-202 and 48-23-204 of the Tennessee Act and has not withdrawn or lost such rights (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration for such shares, but instead shall be treated in accordance with Sections 48-23-206 and 48-23-208 of the Tennessee Act, unless and until such Person effectively withdraws or loses such Person's right to payment under Section 48-23-206 of the Tennessee Act (through failure to preserve or protect such right or otherwise). If, subsequent to the Effective Time, any such Person shall effectively withdraw or lose such right, then each such Dissenting Share held of record or beneficially owned by such Person will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Merger Consideration, without interest, except as may be required by law.

     (b) Each Person holding of record or beneficially owning Dissenting Shares who becomes entitled, under the provisions of Sections 48-23-102 and 48-23-202 of the Tennessee Act, to payment of the fair value of such Dissenting Shares shall receive payment therefor (plus interest determined in accordance with Section 48-23-206 of the Tennessee Act) from the Surviving Corporation.

     (c) The Company shall give the Buyers prompt written notice upon receipt by the Company at any time prior to the Effective Time of any notice of intent to demand the fair value of any shares of Company Common Stock under Section 48-23-206 of the Tennessee Act and any withdrawal of any such notice. The Company will not, except with the prior written consent of the Buyers, negotiate, voluntarily make any payment with respect to, or settle or offer to settle, any such demand at any time prior to the Effective Time.

     SECTION 1.07  STOCK PLANS OF THE COMPANY.

     (a) Pursuant to the Merger, at the Effective Time, to the maximum extent permitted by applicable law and the applicable agreements and plans, each outstanding option or right to

                                  3

purchase or receive shares of Company Common Stock (the "Options") under any of the Company's stock option plans, stock purchase plans, deferred compensation plans or other arrangements (collectively, the "Stock Plans") will, with respect to each share of Company Common Stock subject thereto, become an option to receive the Merger Consideration on payment of the exercise price of such Option, and will otherwise remain outstanding in accordance with its terms; provided, to the maximum extent permitted by applicable law and the applicable Options and Stock Plans, if the exercise price per share under any Option exceeds the Merger Consideration, then that Option will be terminated automatically and will cease to exist as of the Effective Time.

     (b) Prior to the Effective Time, the Company shall use its commercially reasonable efforts, to the extent permitted by law and the applicable Options and Stock Plans: (i) to obtain any consents from holders of the Options and
(ii) to make any amendments to the terms of Stock Plans and Options that, in case of either (i) or (ii), are necessary or appropriate to give effect to the transactions contemplated by this Section 1.07.

     (c) The Company shall take no action to accelerate the vesting of any outstanding Option or any other warrant or right to acquire shares of Company Common Stock, other than as is required by the terms of such Options, warrants or rights, as a result of the transactions contemplated by this Agreement.

     SECTION 1.08  PAYMENT FOR MERGER SHARES.

     (a) Immediately prior to the Effective Time, the Buyers or the Buyer Subsidiary shall deposit or cause to be deposited in immediately available funds with Registrar and Transfer Company or any other disbursing agent having capital, surplus and undivided profits in excess of $500 million that is selected by the Buyers and reasonably satisfactory to the Company (the "Disbursing Agent"), cash in an amount equal to the product (rounded up or down to the nearest $.01) of (i) the number of Merger Shares times (ii) the Merger Consideration (such amount being referred to as the "Fund").


     (b) At or prior to the Effective Time, the Buyers shall deliver irrevocable written instructions to the Disbursing Agent, in form and substance reasonably satisfactory to the Company, to make, out of the Fund, the payments referred to in Section 1.05(a) in accordance with Section 1.08(c). The Fund shall not be used for any other purpose, except as provided in this Agreement. Any amounts remaining in the Fund including, without limitation, all interest and other income received by the Disbursing Agent in respect of amounts in the Fund six (6) months after the Closing Date (as defined herein) may be refunded to the Surviving Corporation, at its option; provided, however, that the Surviving Corporation shall continue to be liable for any payments required to be made thereafter under Section 1.05(a) hereof. If any Merger Consideration shall not have been disbursed prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the former holders of Company Common Stock would otherwise escheat to, or become the property of, any Governmental Authority (as defined herein)), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     (c) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each record holder of certificate(s) representing Merger Shares a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any certificate

                                      4

representing Merger Shares shall pass, only upon actual delivery of such certificate to the Disbursing Agent) for return to the Disbursing Agent, and instructions for use in effecting the surrender of such certificate or certificates and the receipt of the Merger Consideration for each of such holder's Merger Shares under Section 1.05(a). For purposes of the immediately preceding sentence, the Buyers may rely conclusively on the shareholder records of the Company in determining the identity of, and the number of canceled Merger Shares held by, each holder of a certificate or certificates representing Merger Shares at the Effective Time. The Disbursing Agent, as soon as practicable following receipt of any such certificate or certificates together with a duly executed letter of transmittal and any other items specified in the letter of transmittal, shall pay by cashier's check of the Disbursing Agent to the Persons entitled thereto (subject to any required withholding of taxes by the Surviving Corporation) the amount (rounded up or down to the nearest $.01) determined by multiplying the number of Merger Shares represented by the certificate or certificates so surrendered by the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of any such certificate or certificates. If payment is to be made to a Person other than the Person in whose name the certificate or certificates surrendered is registered, it shall be a condition of payment that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate or certificates surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

     (d) If any certificate or certificates representing Merger Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and such indemnification against loss as the Disbursing Agent may reasonably require by the Person claiming such certificate or certificates to have been lost, stolen or destroyed, the Disbursing Agent will pay in exchange for such lost, stolen or destroyed certificate or certificates to the Persons entitled thereto (subject to any required withholding of taxes by the Surviving Corporation) the applicable Merger Consideration in respect thereof, calculated pursuant to Section 1.08(c), upon receipt by the Disbursing Agent of such affidavit and indemnification against loss.

     (e) None of the Buyers, the Buyer Subsidiary, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any consideration from the Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) The Buyers or the Disbursing Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as the Buyers (or any Affiliate (as defined herein) thereof) or the Disbursing Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of federal, state, local or foreign Tax Law (as defined herein). To the extent that amounts are so properly withheld by the Buyers (or any Affiliate thereof) or the Disbursing Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by the Buyers (or any Affiliate thereof) or the Disbursing Agent.

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     SECTION 1.09  NO FURTHER RIGHTS OR TRANSFERS.   At the Effective Time,
all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a shareholder of the Company with respect to the shares of Company Common Stock represented by such certificate or certificates, except for the right to surrender such certificate or certificates in exchange for the payment provided under Section 1.05(a) or to preserve and perfect such holder's right to receive payment for such holder's shares under Section 48-23-202 of the Tennessee Act and Section 1.06 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     SECTION 1.10 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, the Buyers or the Buyer Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, the Buyers or the Buyer Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                               ARTICLE II

                                 CLOSING

     SECTION 2.01 GENERALLY. Subject to Articles V and VII, the closing (the "Closing") of the Merger shall occur not later than the Business Day next following the special meeting of the shareholders of the Company to be called pursuant to Section 4.02, or at such other time as the Company and the Buyers may mutually agree (the "Closing Date"). The Closing shall be held at 10:00 a.m., local time, at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, or at such other time and place as the Company and the Buyers may mutually agree.

     SECTION 2.02 DELIVERIES AT THE CLOSING. Subject to Articles V and VII, at the Closing:

     (a) there shall be delivered to the Buyers, the Buyer Subsidiary and the Company the certificates and other documents and instruments, the delivery of which is contemplated under Article V;

     (b) the Company and the Buyer Subsidiary shall cause the Articles of Merger and the Certificate of Merger to be filed as provided in Section 1.02 and shall take all other lawful actions and do all other lawful things necessary to cause the Merger to become effective; and

     (c) subject to the right of the Surviving Corporation to receive a refund of amounts remaining in the Fund six (6) months after the Closing Date pursuant to Section 1.08(b), the Buyers and/or the Buyer Subsidiary shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund in Section 1.08(a).

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                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyers and the Buyer Subsidiary, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by the Company to the Buyers and the Buyer Subsidiary, dated as of the date hereof (the "Disclosure Letter"), as follows:

         (a)  Organization.

            (i) The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders (as defined herein) and approvals (collectively, "Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such Approvals, the failure of which to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined herein). The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed or in good standing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore furnished or made available to the Buyers true and complete copies, including all amendments, of each of the Charter (as defined herein) and By-Laws (or other equivalent governing documents), as currently in effect for the Company and each Subsidiary.

            (ii) Section 3.01(a)(ii) of the Disclosure Letter sets forth a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by the Company or another Subsidiary of the Company. Except as set forth in the SEC Reports (as defined herein) and in Section 3.01(a)(ii) of the Disclosure Letter, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

            (iii) Except as set forth in Section 3.01(a)(iii) of the Disclosure Letter, neither the Company nor any Subsidiary is the general partner of a partnership or holds an ownership interest in any other entity that could result in the holder of that ownership interest being liable for the debts or obligations of that entity.

     (b)  Capitalization.

            (i) The authorized capital of the Company consists of 200,000,000 shares of Company Common Stock. As of January 22, 2002, there are,
         (A) 51,709,122 shares of Company Common Stock issued and outstanding, including the associated Rights; (B) no shares of Company Common Stock held in the treasury of the Company;
         (C) no shares of Company Common Stock held by the Subsidiaries of the Company; (D) 3,534,652 shares of Company Common Stock duly reserved for future issuance pursuant to Options granted pursuant to the Stock Plans; (E) 5,884,695 shares of Company Common Stock duly reserved for future issuance pursuant to the Company's Stock Plans (including 322,126 shares that will be issued in January 2002 for withholdings during 2001 under the Company's stock purchase plan); (F) 804,489 shares of Company Common Stock duly reserved for issuance upon conversion of certain Liquid Yield Option Notes due 2004 and certain 8.25% convertible subordinated debentures due 2002 (collectively, the "Convertible Debt"); and (G) 12,927,281 shares of Company Common Stock duly reserved for issuance pursuant to the exercise of Rights. None of the outstanding shares of Company Common Stock were issued by the Company in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding Options to purchase Company Common Stock were granted under the Stock Plans. No outstanding Options or other outstanding securities convertible, exercisable or exchangeable for Company Common Stock, have exercise prices of less than $0.36 per share of Company Common Stock. Except as set forth above, there are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which shareholders of the Company may vote.

            (ii) Except as set forth in Section 3.01(a)(ii) of the Disclosure Letter, the Company is the direct or indirect owner of all of the authorized and outstanding shares of capital stock, other equity securities or securities convertible, exercisable or exchangeable for equity securities, of each of the Company's Subsidiaries. All of the outstanding shares of capital stock or other equity securities of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all Liens (as defined herein). Except as set forth in the Captain D's Documents (as defined herein) and the FFCA Documents (as defined herein), there are no restrictions of any kind that prevent the payment of dividends by any of the Company's Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution or otherwise) to or in any Person.

            (iii) Except for this Agreement, the Rights, the Options, the Convertible Debt and as described in the SEC Reports, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.
         There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity securities (or Options or warrants to acquire any such shares or other equity securities) of the Company or its Subsidiaries. Except as set forth in Section 3.01(b)(iii) of the Disclosure Letter, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise), pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance, assets or other attributes of the Company or any of its Subsidiaries or calculated in accordance therewith (other than ordinary course payments, commissions or bonus plans to employees or sales representatives of the Company based upon revenues or profits generated by them without augmentation as a result of the transactions contemplated hereby) (collectively, "Stock-Based Rights") or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries. Except as set forth in Section 3.01(b)(iii) of the Disclosure Letter, and except as set forth in the SEC Reports and for that certain Voting Trust Agreement, dated as of September 26, 2000, by and among the Company, Wilmington Trust Company, Captain D's, Inc. and Bank of America, N.A., there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's shareholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

     (c) Authorization; Execution and Enforceability. The Company has all the necessary corporate power and authority to execute and deliver this Agreement, subject to the approval by holders of the Company Common Stock at the special meeting of shareholders referred to in Section 4.02, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company and, other than the approval of this Agreement by its shareholders, no further corporate action of the Company is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties set forth in Section 3.02(b), constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a Court (as defined herein) of law or equity).

     (d) No Conflicts. Neither the execution and delivery of this Agreement by the Company, subject to the approval of this Agreement by the Company's shareholders, nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will (i) conflict with or result in a breach of the Charter, By-Laws (or other equivalent governing documents), as currently in effect, of the Company or any of its Subsidiaries; (ii) except for compliance with the requirements of the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, require any filing with, or consent or approval of, any Governmental Authority (as defined herein) having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, except for any consent, filing or authorization, the failure of which to obtain, and for any filing or registration, the failure of which to make, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) violate any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ or decree to which the Company or any of its Subsidiaries has been specifically identified as subject, except for such violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iv) except (A) for such breaches or defaults that could not, individually or in the aggregate, materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, or (B) that could reasonably be expected to result in a Material Adverse Effect, or (C) as set forth in
Section 3.01(d) of the Disclosure Letter, or (D) for consents required pursuant to the terms of the FFCA Documents and the Shoney's Revolver (as defined herein), result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, could constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement of any third party to any payment or benefit, require the consent of any third party, or result in the creation of any Lien on the assets of the Company or any of its Subsidiaries under, any Material Contract (as defined herein).

     (e)  SEC Reports; Financial Statements; No Undisclosed Liabilities.

            (i) The Company has filed all SEC Reports. No SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any SEC Report has been revised or superseded by a later filed SEC Report filed prior to the date of this Agreement. Each SEC Report at the time of its filing (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) complied in all material respects as to form with all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the Company's Subsidiaries has filed, or is obligated to file, any report, registration statement or other filing with the United States Securities and Exchange Commission (the "SEC").

            (ii) The consolidated financial statements contained in the SEC Reports (A) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable instructions or regulations of the SEC relating to the preparation of quarterly reports on Form 10-Q); (B) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments, none of which are material; and

         (C) complied as of their respective dates as to form in all material respects with applicable accounting requirements and the published regulations of the SEC.

            (iii) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise) that are material to the financial condition of the Company and its Subsidiaries, taken as a whole, and there is no existing fact, condition or circumstance known to the Company that could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (A) reflected in the SEC Reports filed and publicly available prior to the date hereof; (B) disclosed in Section 3.01(e)(iii) of the Disclosure Letter; (C) reflected in the Draft Financials (as defined herein); or (D) incurred in the ordinary course of business.

            (iv) Section 3.01(e)(iv) of the Disclosure Letter contains a draft of the Company's financial statements for the fiscal year ended October 28, 2001 (the "Draft Financials"). Subject to the qualifications set forth in the Draft Financials, the draft consolidated balance sheet of the Company and its consolidated Subsidiaries as of October 28, 2001 included in the Draft Financials (including any related notes or schedules) fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of that date, and the consolidated results of operations and cash flows included in the Draft Financials (including any related notes and schedules) fairly present in all material respects the results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the period then ended (subject to changes routinely anticipated in the preparation of the final financial statements for the fiscal year ended October 28, 2001), in each case in accordance with GAAP, consistently applied during the periods involved, except as may be noted therein and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (f) Absence of Certain Changes or Events. Except as disclosed in the SEC Reports, as set forth in the Draft Financials, or as set forth in Section 3.01(f) of the Disclosure Letter, since January 1, 2001, and up to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practices, and neither the Company nor any of its Subsidiaries has (i) split, combined or reclassified any shares of its capital stock or other equity interests or made any other changes in its equity capital structure; (ii) purchased, redeemed or otherwise acquired, directly or indirectly, any shares of its capital stock or other equity interests or any options, rights or warrants to purchase any such capital stock or other equity interests or any securities convertible into or exchangeable for any such capital stock or other equity interests; (iii) declared, set aside or paid any dividend or made any other distribution in respect of shares of its capital stock or other equity interests, except for dividends or distributions by any Subsidiary to the Company or to another Subsidiary; (iv) purchased any business, purchased any stock of any corporation, or merged or consolidated with any Person (other than intercompany transactions); (v) except for the sale of properties not exceeding $5 million in the aggregate, sold, other than in any intercompany transaction, leased or otherwise disposed of any assets or properties that were material to the Company and its Subsidiaries, taken as a whole; (vi) incurred, assumed or guaranteed any indebtedness for borrowed money (including, without limitation, pursuant to or resulting in exposure from interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement, foreign exchange contract or other derivative contract or arrangement) other than intercompany indebtedness, additional indebtedness incurred under the Shoney's Revolver, additional indebtedness incurred under the Captain D's Agreement (as defined herein), and the addition of Subsidiaries as guarantors of the indebtedness evidenced by the Captain D's Agreement; (vii) changed or modified in any respect any existing accounting method, principle or practice, other than as required by reason of a concurrent change in GAAP or Regulation S-X promulgated by the SEC; (viii) amended any terms of any of its outstanding securities, including, without limitation, any debt instruments, other than amendments to the Shoney's Revolver, Amendment No. 4 to the Captain D's Agreement and collateral substitutions under the FFCA Documents;
(ix) created or assumed any Lien on any material asset; (x) (A) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or Key Employee (as defined herein), including, without limitation, any change of control or parachute agreements; (B) increased benefits payable under any existing severance or termination pay policies or employment agreements with any director, executive officer or Key Employee; or (C) increased compensation, bonus or other benefits payable to directors, executive officers or Key Employees; (xi) cancelled any material debts or claims or waived any material rights; (xii) amended its Charter or By-Laws (or other equivalent governing documents); (xiii) made any loans, advances or capital contributions to, or other investments in, any other Person, other than to any direct or indirect wholly-owned Subsidiary; (xiv) experienced a material and adverse change with respect to a material supplier, franchisee or distributor relationship; (xv) made any material revaluation of any of its significant assets; (xvi) disposed of, other than in any intercompany transaction, or failed to keep in effect any rights in, to or for the use of, any Marks (as defined herein); (xvii) except for this Agreement, entered into any oral or written agreement or commitment to do any of the foregoing; or (xviii) suffered any business interruption, damage to or destruction of its properties or other incident, occurrence or event, which interruption, damage, destruction, incident, occurrence or event, with respect to this clause (xviii) only, has had, or could reasonably be expected to have, a Material Adverse Effect.

     (g)  Tax Matters.

            (i) All Tax Returns (as defined herein) required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member have, to the extent required to be filed on or before the date hereof, been timely filed (by the due date including any applicable extension period), and all such Tax Returns are true, complete and correct in all respects.

            (ii) All Taxes (as defined herein) due and payable by or with respect to the Company and each of its Subsidiaries, whether or not shown on any Tax Return, have been timely paid. The amount of the Company's and each of its Subsidiaries' liability for unpaid Taxes for all periods ending on or before the consolidated financial statement contained in the SEC Reports does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the date of such financial statements, and the amount of the Company's and each Subsidiary's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on such financial statements, as adjusted for operations and transactions in the ordinary course of the business of the Company and its Subsidiaries since the date of the financial statements in accordance with past custom and practices. All assessments for Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from October 28, 2001, other than a Tax liability in the ordinary course of business. No claim for unpaid Taxes has become a Lien against the property of the Company or any of its Subsidiaries or is being asserted against the property of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable or for Taxes contested in good faith and for which adequate reserves have been established.

            (iii) Except for notices received from the State of Virginia and Mississippi regarding the intention by both states to audit both the income and sales and use tax returns of the Company and/or its Subsidiaries and a notice from the State of Michigan regarding its intent to audit both the single business tax and sales and use tax returns of the Company, no action, suit, proceeding, investigation, claim or audit has commenced and no written notice has been received that such audit or other proceeding is pending or threatened by any Governmental Authority with respect to the Company or any of its Subsidiaries or any group of corporations of which any of the Company and its Subsidiaries has been a member, with regard to years or periods during which the Company or its Subsidiaries were a member thereof in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

            (iv) Except for an extension of the statute of limitations until March 31, 2002, granted by the Company to the Internal Revenue Service for the Company's federal income taxes for the tax years ending October 26, 1997 and October 25, 1998, neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested which has not since expired.

            (v) Except for TPI Restaurants, Inc., TPI Insurance Corporation, TPI Transportation, Inc., TPI Commissary, Inc., and TPI Entertainment, Inc. that had filed a consolidated tax return with another affiliated group of corporations prior to their acquisition by the Company in September, 1996, none of the Company or any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group (other than a group, the common parent of which was the Company). None of the Company or any of its Subsidiaries has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

            (vi) Except for a current tax sharing agreement between the Company and its Subsidiaries that are part of its affiliated group of corporations (as defined by Code Section 1504), none of the Company or any of its Subsidiaries is a party to, or is bound by or has any obligation under any Tax sharing agreement or similar contract or arrangement. No closing agreement pursuant to Section 7121 of the Code (or any similar

                                      13
         provision of state, local or foreign Law) has been entered into by the Company or any of its Subsidiaries.

            (vii) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances, including the consummation of the transactions contemplated hereby, could obligate any of them to make any payments, that will not be deductible by operation of Section 280G or Section 162(m) of the Code.

            (viii) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment, collection, withholding and deposit, as the case may be, of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any state, local or foreign laws) and, to the extent required, have paid all amounts to the relevant Governmental Authority, and have, within the time and in the manner required by such Laws, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws. The Company and its Subsidiaries have collected all sales and use Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations for all periods for which the statute of limitations has not expired.

            (ix) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

            (x) None of the Company and its Subsidiaries will be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax laws) entered into prior to the Closing Date, deferred intercompany gain described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), any sale reported on the installment method or as an open transaction that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued or a prepaid amount that is received prior to the Closing Date.

            (xi) None of the Company nor any of its Subsidiaries has been a party to any distribution by the Company occurring during the last two (2) years in which the parties to the distribution treated the distribution as one to which Section 355 of the Code is applicable.

            (xii) The Company has effected a valid change in its accounting method for incidental repairs and maintaining its property that will increase the Company's deductions by an additional $1.6 million for the tax year ending October 28, 2001. Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period on, prior to or after the Closing Date as a result of any change in method of accounting prior

                                      14

         to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

            (xiii) There are no material elections with respect to Taxes affecting the Company or its Subsidiaries as of the date hereof, other than elections that have been made or are reflected on the Company's Tax Returns filed for the last three taxable years.

            (xiv) None of the assets of the Company or its Subsidiaries is property which such party is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of
         Section 168(f)(8) of the Code.

            (xv) None of the assets of the Company or its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (xvi) Except for $5.8 million in industrial revenue bonds that are currently outstanding on certain of the Company's assets, none of the assets of the Company or its Subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under
         Section 103(a) of the Code.

            (xvii) Neither the Company nor its Subsidiaries maintains nor have they had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

            (xviii) The unused federal income tax net operating loss (as defined in Code Section 172) for the Company's affiliated group (as defined by Code Section 1504) for the taxable year ended October 28, 2001 and all prior taxable years that is carried forward to the Company's affiliated group's taxable years ending after October 28, 2001 will not be less than $12 million. The unused federal income tax charitable contribution for the Company's affiliated group (as defined by Code Section 1504) for the taxable years ended October 28, 2001 and all prior taxable years that is carried forward to the
         Company's    affiliated group's taxable years ending after October
         28, 2001 will not      be less than $1.5 million.

            (xix)  The unused work opportunity tax credit (as defined in Code
         Section 51) carryforwards, unused FICA tips credit (as defined in Code Section 45B) carryforwards and unused alternative minimum tax credit (as defined in Code Section 53) carryforwards, all as computed for federal income tax purposes, for the Company's affiliated group (as defined by Code Section 1504) for the taxable year ended October 28, 2001 that are carried forward to the Company's affiliated group's taxable years ending after October 28, 2001 will not be less than $5.4 million, $3.6 million, and $900,000 respectively.

            (xx) Neither the Company nor any member of the Company's affiliated group (as defined by Code Section 1504) has any deferred gain or loss allocable to the Company and its Subsidiaries arising out of any intercompany transactions (as defined by Treasury Regulation Section 1.1502-13(b)(1)).

            (xxi) The adjusted tax basis of the Company's and its Subsidiaries' assets (including the stock of any of the Company's Subsidiaries and the adjusted tax basis of any of the Company's or its Subsidiaries' interest in any partnership or limited liability company) as determined for federal and state income tax purposes shall be the same as that tax basis calculations as of October 29, 2000, previously provided to the Buyers, as

                                      15

         adjusted for depreciation and normal retirements and dispositions for the period after October 29, 2000.

            (xxii) Except for an excess loss account of $32 million relating to the stock of Captain D's, Inc., as of October 28, 2001, neither the Company nor any of its Subsidiaries has any excess loss account (as defined in Treasury Regulation Section 1.1502-19) with respect to the stock of any Subsidiary.

            (xxiii) The Company's member capital account balances as of October 28, 2001, for Shoney's Properties Group 1, LLC, Shoney's Properties Group 2, LLC, Shoney's Properties Group 3, LLC, Shoney's Properties Group 4, LLC, Shoney's Properties Group 5, LLC, and Shoney's Properties Group 6, LLC shall not be lower than a negative cumulative balance of $15 million.

            (xxiv) Except for the Company's limited partnership interest of approximately 25% in the capital and profits of Shoney's/Captain D's Winchester, Limited Partnership and the Sho-Lodge Agreement, neither the Company nor any corporation with respect to which it satisfies the stock ownership requirements described in Section 856(l)(2) of the Code directly or indirectly either (y) operates or manages a lodging facility (as defined in Section 856(d)(9)(D)(ii) of the Code) or health care facility (as defined in Section 856(e)(6)(D)(ii) of the Code) or (z) provides to any other person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated.

     (h)  Real and Personal Property.

            (i) Owned Property; Personality. The Company has heretofore furnished or made available to the Buyers a true and correct list of all real property owned in fee by the Company or any Subsidiary. All such real property (including all buildings, fixtures and other improvements thereto, the "Owned Real Property"), is free and clear of all Liens, except (A) Liens for Taxes, common area maintenance assessments or payments, assessments and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established; (B) mechanics', materialmen's, workmen's, repairmen's, landlord's or other similar Liens securing obligations that are being contested in good faith and in respect of which adequate reserves have been established; (C) Liens evidenced by any loan or credit facility or as described in the SEC Reports filed before the date of this Agreement; (D) imperfections of title, easements, covenants, conditions, restrictions and Liens that do not materially detract from the value of, or materially interfere with, the present use of the Owned Real Property subject thereto or affected thereby; and (E) the Space Leases (as defined herein) (the matters "Permitted Encumbrances"). The Company and its Subsidiaries have good and marketable title to, or the right to use, all of their other material tangible properties and assets necessary to operate and maintain the Owned Real Property and to conduct their respective businesses as currently conducted, except for such defects in title or right that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. None of the Owned Real Property is subject to any purchase option, reverter, right of first refusal or right of first offer, or is subject to any other limitation, restriction, easement, burden, right or other encumbrance which would

                                      16

         or may affect the ability of the Company or any of its Subsidiaries to continue to use such real property as it is currently being used in the normal course of their respective businesses, except for such limitations, restrictions, easements, burdens or other encumbrances that could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company is not aware of any action to enforce any limitation, restriction, easement, burden, right or other encumbrance pertaining to the Owned Real Property that could or may materially and adversely affect the ability of the Company or any of its Subsidiaries to continue to use such real property as it is currently being used in the normal course of its business, except for such limitations, restrictions, easements, burdens, rights or other encumbrances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (ii) Leased Real Property. The Company has heretofore furnished or made available to the Buyers a true and correct list of all leases, subleases and other agreements concerning the occupancy of real property with total annual payments in excess of $20,000 (each a "Real Property Lease" and, collectively, the "Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property that is not Owned Real Property (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). The Company has provided or made available to the Buyers a true and correct copy of each Real Property Lease and any amendments thereto. Each Real Property Lease, insofar as the Company is concerned, is valid, binding and in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any landlord under any Real Property Lease is in breach of or, in default under, any of the Real Property Leases, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except for Permitted Encumbrances and Liens described in Section 3.01(h)(i), the Company's and its Subsidiaries' interest in the Leased Real Property is free and clear of Liens. A Subsidiary of the Company or the Company is the tenant under all of the Real Property Leases.

            (iii) Entire Premises. Neither the Company nor any of its Subsidiaries has any material interests in real property other than the Owned Real Property or the Leased Real Property. The Leased Real Property and the Owned Real Property are hereinafter collectively referred to as the "Real Property."

            (iv) Space Leases. The Company has heretofore furnished or made available to the Buyers a true, correct and complete list of all leases, subleases and other agreements concerning the occupancy of real property with total annual payments in excess of $20,000 (each a "Space Lease" and, collectively, the "Space Leases") granting to any Person other than the Company or any of its Subsidiaries any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof. The Company has provided or made available to the Buyers a true and correct copy of each Space Lease. Except as set forth in Section 3.01(h)(iv) of the Disclosure Letter, to the Company's knowledge, no notice of default or termination under any Space Lease is outstanding and no termination event or condition or uncured default on the part of the Company, any of the Subsidiaries or any tenant under any Space Lease exists under any Space Lease. Neither the Company, nor any of its Subsidiaries nor, to the knowledge of the Company,

                                      17


         any other party to any Space Lease is in breach of or in default under, any of the Space Lease, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (v) Condemnation; Takings. Except as set forth in Section 3.01(h)(v) of the Disclosure Letter, neither the Company nor any Subsidiary has received notice of, and to the knowledge of the Company, there is not any pending, threatened or contemplated condemnation, requisition, taking or other proceeding affecting the Real Property or any part thereof, or any sale or other disposition of the Real Property or any part thereof in lieu of condemnation, requisition or other taking, except for such condemnations, requisitions, takings or other proceedings, sales or dispositions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (i) Material Contracts. Except as set forth in, or as filed as an exhibit to, the SEC Reports filed before the date of this Agreement or as set forth in Section 3.01(i) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any:

            (i) employment agreement (other than those that are terminable at will by the Company or such Subsidiary without cost or penalty);

            (ii) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than non-negotiated licenses of commercial off-the-shelf computer software), except for the Franchise Agreements (as defined herein) and the Sho-Lodge Agreement (as defined herein);

            (iii) loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

            (iv) (other than the agreements listed in clause (iii), the Real Property Leases, the Space Leases or the Permitted Encumbrances) mortgage, security agreement, conditional sales contract, capital lease or similar agreement with total payments in excess of $50,000 per year or that effectively creates a Lien on any assets of the Company or any of its Subsidiaries;

            (v) contract restricting the Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities, except for the Franchise Agreements and the Sho-Lodge Agreement;

            (vi) written agreement relating to the reorganization or merger of the Company or any Subsidiary that has not been consummated as of the date hereof;

            (vii)  partnership or joint venture agreement;

            (viii)  collective bargaining agreement;

            (ix) contract that is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

            (x) restaurant services, management, royalty or similar agreement with total payments by the Company or any Subsidiary in excess of $50,000 per year;

                                      18

            (xi) agreements relating to the acquisition of any material assets or relating to the merger or consolidation with any other entity that have (A) not been consummated as of the date hereof or
         (B) that, if consummated as of the date hereof, have any remaining outstanding material monetary obligations;

            (xii) investment banking agreement of any kind or nature whatsoever;

            (xiii) except for negotiable instruments in the process of collection, power of attorney outstanding or contract, commitment or liability (whether absolute, accrued, contingent or otherwise) as guarantor, surety, cosigner, endorser, co-maker, or indemnitor for obligations for funded debt in respect of the contract or commitment of any other Person in excess of $50,000; (xiv) except for Ordinary Course Contracts (as defined herein), other contracts (other than those listed in clauses (i) through (xiii) above) (A) with a term longer than one (1) year from the date hereof that involve payments by the Company and/or its Subsidiaries in excess of $50,000 per year; or (B) with a term less than one (1) year from the date hereof that involve payments by the Company and/or its Subsidiaries in excess of $100,000 that are not terminable without premium or penalty on less than 30 days' notice;

            (xv) agreements or insurance policies providing for indemnification of any officer or director of the Company or any of its Subsidiaries, other than the existing directors' and officers' insurance policy and the Company's and Subsidiaries' Charters and By-Laws; and

            (xvi) agreements evidencing a loan to any officer or director of the Company or any of its Subsidiaries, other than advances for expenses pursuant to the Company's standard expense reimbursement policies.

     All of the foregoing, along with the Ordinary Course Contracts, are collectively called "Material Contracts." To the extent any Material Contract, other than an Ordinary Course Contract, is evidenced by a document, true and complete copies thereof have been delivered or made available to the Buyers. Each Material Contract is in full force and effect. Neither the Company, nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any Material Contract is in breach of or in default under, any of the Material Contracts, except for such breaches or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (j) Intellectual Property. The Company believes that all registered trademarks, service marks and tradenames (the "Marks"), and all licenses held by the Company and its Subsidiaries related to such Marks and licenses constitute all such rights that are required or reasonably necessary for the conduct of the business of the Company or its Subsidiaries as currently conducted. All Marks (and all applications therefor) are currently in compliance in all material respects with all legal requirements (including, without limitation, timely filings, proofs and payments of all fees), and are valid and enforceable, and are not subject to any filings, fees or other actions falling due within ninety (90) days after the date hereof. Except as could not be reasonably expected to result in a Material Adverse Effect, the Company and its Subsidiaries own or otherwise possess adequate licenses or other valid rights to use, sell and license, free and clear of any and all adverse claims (including by current and former employees and contractors), Liens, restrictions or other obligation to pay royalties, honoraria or other fees, any and all

                                      19

Intellectual Property (as defined herein) (including the Marks) used in the conduct of the respective businesses of the Company and the Subsidiaries as currently conducted or proposed to be conducted. No Marks have been within the preceding three (3) years or are now the subject of any Litigation (as defined herein) and, to the knowledge of Company and its Subsidiaries, no Litigation related thereto is threatened. The Company and each of its Subsidiaries have taken all reasonable steps to maintain, police and protect the Marks that they own or use. The conduct of the Company's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict with ("Infringe") any third party proprietary rights of any third party, and the Intellectual Property is not being Infringed by any third party, except for such Infringements, the occurrence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no Litigation or Order pending or outstanding, or to the knowledge of the Company, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Marks. The consummation of the transactions contemplated hereby will not result in the alteration, loss or impairment of the validity, enforceability or the Company's or any of its Subsidiaries' right to own or use any Intellectual Property. The Company has made available to the Buyers a list of all software (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $25,000) that is owned or used by the Company or any of its Subsidiaries, and identified which software is owned, otherwise used and/or licensed or otherwise distributed by the Company or any of its Subsidiaries to any third party, as the case may be.

     (k) Litigation. Except as described in the SEC Reports filed prior to the date hereof or as set forth in Section 3.01(k) of the Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Company and its Subsidiaries (i) which are covered by adequate insurance; (ii) for which adequate reserves have been established in the Draft Financials; or (iii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements; no Litigation is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that, in the event of a final adverse determination thereof, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that seeks to enjoin or otherwise challenge the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any restrictions or limitations under any injunction, writ, judgment, Order or decree of any court, administrative agency or commission or other Governmental Authority, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (l)  Compliance with Laws, Licenses and Permits.

            (i) Except as set forth in Section 3.01(l) of the Disclosure Letter, the Company and each of its Subsidiaries is in compliance with, and is not under investigation with respect to, and has not been threatened in writing to be charged with or given written notice of any violation of, any statute, Law, rule, regulation, judgment, decree, Order, permit, license or other governmental authorization or Approval applicable to the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or effected, except for failures to comply or violations that have not resulted in, or could not reasonably be expected to result in, the imposition of a criminal fine, penalty or sanction against the Company, any of its

                                      20

         Subsidiaries or any of their respective officers or directors, or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the material terms of all Approvals.

            (ii) To the knowledge of the Company, as of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has, (A) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (B) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (C) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended; or (D) made any other unlawful payment.

            (iii) Each of the Company and the Subsidiaries has obtained, and is in compliance in all material respects with, all necessary licenses, permits, consents, Approvals, Orders, certificates, authorizations, declarations and filings required by all Governmental Authorities and all Courts and other tribunals for the conduct of the businesses and operations of the Company and such Subsidiary as now conducted (collectively, the "Required Licenses"), except where the failure to have a Required License could not reasonably be expected to result in a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Company, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any such Required License, except for such revocations, cancellations, suspensions or adverse modifications that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (m) No Brokers or Finders. No broker, financial advisor, finder or investment banker or other Person (excluding real estate brokers, food brokers and insurance brokers) (a "Broker") is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to the Buyers a true and complete copy of, all agreements between the Company and any Broker pursuant to which any Broker could be entitled to any payment relating to the transactions contemplated hereunder or pursuant to which any Broker is entitled to any payment from the Company.

     (n)  Pension, Welfare and Benefit Plans.

            (i) True and complete copies of each employee pension benefit plan document ("Pension Plan"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3(1) of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance or other material employee benefit plan, agreement, commitment or arrangement ("Benefit Plan"), which is currently maintained by the Company or any Subsidiary or to which the Company or any Subsidiary currently contributes or is under any current obligation to contribute or that has been sponsored or contributed to by the Company or any Subsidiary within three (3) years preceding the date hereof, or under which the Company or any

                                      21

         Subsidiary has any current liability (individually, an "Employee Plan" and collectively, the "Employee Plans"), have been delivered or made available to the Buyers. In addition, summaries of all oral agreements, copies of the annual report (Form 5500 Series) required to be filed with any governmental agency with respect to each Pension Plan and Welfare Plan for the most recent plan year of such plan for which reports have been filed, the three (3) most recent Internal Revenue Service determination letters, and audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions for each Employee Plan, have been delivered or made available to the Buyers.

            (ii) The Company and each Subsidiary has made on a timely basis all contributions or payments required to be made by it under the terms of the Employee Plans, ERISA, the Code or other applicable laws, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans.

            (iii) Except as set forth in Section 3.01(n)(iii) of the Disclosure Letter, each Employee Plan (and any related trust or other funding instrument) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all material reports required to be filed with any governmental agency with respect to each Employee Plan have been timely filed.

            (iv) Except as set forth in Section 3.01(n)(iv) of the Disclosure Letter, each Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

            (v) Except as set forth in Section 3.01(n)(v) of the Disclosure Letter, no Employee Plan exists that could result in the payment to any present or former employee of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

            (vi) Except as set forth in Section 3.01(n)(vi) of the Disclosure Letter, none of the Company or the Subsidiaries has any obligation, liability or contingent liability under a "multiple employer welfare arrangement," as defined in Section 3(40) of ERISA, or a Welfare Plan that provides medical, dental or life insurance benefits with respect to current or former employees of the Company beyond their termination of employment other than required by COBRA or other applicable laws, and all Welfare Plans that are "group health plans" (as defined in Section 500(b)(1) of the Code) are in substantial compliance with the requirements of Sections 4980B and 4980D of the Code, to the extent applicable.

                                      22

            (vii) Except as set forth in Section 3.01(n)(vii) of the Disclosure Letter, there is no Litigation, arbitration or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the knowledge of the Company, any plan fiduciary, by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, any participant or beneficiary, or any other governmental agency, with respect to any Employee Plan. None of the Company, any Subsidiary, any ERISA Affiliate (as defined herein), or to the knowledge of the Company, any plan fiduciary of any Pension Plan or Welfare Plan, has engaged in any transaction in violation of
         Section 406(a) or (b) of ERISA for which no exemption exists under
         Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Sections 4975(c)(2) or 4975(d) of the Code, or is subject to any excise Tax imposed by the Code or ERISA with respect to any Employee Plan.

            (viii) Neither the Company nor any Subsidiary nor any ERISA Affiliate (as defined below) currently maintains, nor at any time in the previous six (6) calendar years maintained or had an obligation to contribute to, any voluntary employees' beneficiary association, Pension Plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

            (ix) Neither the Company nor any Subsidiary has any liability with respect to any plan, program or arrangement maintained or contributed to by any ERISA Affiliate that would be an Employee Plan if it were maintained by the Company.

            (x)  For purposes of this Section 3.01(n), "ERISA Affiliate" means
         (A) any trade or business with which the Company is under common control within the meaning of Section 4001(b) of ERISA; (B) any corporation with which the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code; (C) any entity with which the Company is under common control within the meaning of Section 414(c) of the Code; (D) any entity with which the Company is a member of an affiliated service group within the meaning of Section 414(m) of the Code; and (E) any entity with which the Company is aggregated under Section 414(o) of the Code.

     (o)  Environmental Matters.

         (i)  For purposes of this Section 3.01(o):

              (A) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; ("CERCLA") the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1201 et seq.; the Clean Water Act, 33 U.S.C.
         Section 1321 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and any other federal, state, local or other governmental, regulation, Law or ordinance dealing with the protection of human health, natural resources or the environment; and

              (B) "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

                                      23

           (ii) Except as described in the SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.01(o) of the Disclosure Letter:

              (A) The Company and each of its Subsidiaries are in compliance in all respects with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws, except for such failures to comply with such Environmental Laws that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (B) The Company and each of its Subsidiaries have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all permits, Required Licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), including, without limitation, those regulating emissions, discharges or releases of Hazardous Substances, or the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the business of the Company or any of its Subsidiaries, except for such Environmental Permits, the failure of which to obtain or with which to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (C) Neither the Company nor any Subsidiary has released any Hazardous Substances onto any Real Property in such a manner so as to create any liability for the Company or any of its Subsidiaries, except for such releases that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (D) There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries, Orders or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that are based on or related to the failure to have any required Environmental Permits.

              (E) To the knowledge of the Company, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans (1) that are reasonably likely to give rise to any liability or other obligation for the Company or any of its Subsidiaries under any Environmental Laws; or (2) that are reasonably likely to form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company or any of its Subsidiaries resulting in liability for the Company or any of its Subsidiaries under any Environmental Laws, except for such claims, actions, suits, proceedings, hearings, investigations or inquiries that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (F) Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority that any of them have any

                                      24

         liability with respect to the release of any Hazardous Substances from any underground or aboveground storage tanks.

              (G) Neither the Company nor any of its Subsidiaries has received any written notice that any of them is or may be a potentially responsible Person under CERCLA, or any similar state or local Law, in connection with any waste disposal site allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances.

              (H) Neither the Company nor any of its Subsidiaries has received any written notice that it has any liability pursuant to any failure of the Company or any of its Subsidiaries to comply in any respect with any Environmental Law or the requirements of any Environmental Permit.

              (I) Since January 1, 2001, neither the Company nor any of its Subsidiaries has been requested or required by any Governmental Authority to perform any investigatory or remedial activity or other action in connection with any actual or alleged release of Hazardous Substances or any other environmental matter.

     (p) Insurance. The Company has delivered or made available to the Buyers true and correct copies of all insurance policies and bonds maintained by the Company and its Subsidiaries as of the date of this Agreement. Except as set forth in Section 3.01(p) of the Disclosure Letter, to the knowledge of the Company, there is no claim in excess of $100,000 by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. To the knowledge of the Company, there is not any threatened termination of or premium increase with respect to any of such policies or bonds.

     (q) Labor Matters. Section 3.01(q) of the Disclosure Letter sets forth the names, titles, and job descriptions of all employees of the Company and each of its Subsidiaries whose salary and bonus equaled or exceeded $100,000 in the calendar year ended December 31, 2001 (the "Key Employees"), and which sets out a summary of the salary, wages, bonuses, benefits and any additional compensation provided to each Key Employee in calendar year 2001. To the knowledge of the Company, the relationship between the Company and its Subsidiaries and each of their respective Key Employees is good, and neither the Company nor any of its Subsidiaries has reason to believe that any of their respective Key Employees will terminate their employment relationship as a result of the transactions contemplated by this Agreement. With respect to each of the employees of the Company and its Subsidiaries, except as set forth in the SEC Reports:

            (i) the Company and each of its Subsidiaries are, and have been, in compliance, in all material respects, with all applicable Laws, regulations, policies, procedures and contractual obligations relating to employment, employment practices, wages, hours, compensation, discrimination, employee safety and health, collective bargaining, workers compensation, unemployment insurance, withholding of wages, withholding and payment of social security and other payroll taxes, and terms and conditions of employment, including, but not limited to, Title VII of the Civil Rights Act

                                      25

         of 1964, as amended, 42 U.S.C. Section 2000 et. seq.; the Civil Rights Act of 1866, 42 U.S.C. Section 1981; the Civil Rights Act of 1991, 42 U.S.C. Section 1981a; the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et. seq.; the Americans With Disabilities Act, 42 U.S.C. Section 12101 et. seq.; the Fair Labor Standards Act, 29 U.S.C. Section 201, et. seq.; the Occupational Safety and Health Act; the Employee Retirement Income Security Act, 29 U.S.C. Section 1000 et. seq.; the Family and Medical Leave Act, 29 U.S.C. Section 2601, et. seq.; and the National Labor Relations Act, except for such failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (ii) except as set forth in Section 3.01(q)(ii) of the Disclosure Letter, there has not existed during the past two (2) years, does not currently exist, and is not, to the knowledge of the Company, currently threatened, any grievance, arbitration, proceeding, charge or complaint filed by or on behalf of any employee, past or present, or any labor organization, before the National Labor Relations Board, the Equal Employment Opportunity Commission, any state or local civil rights agencies, any federal or state departments of labor, the various occupational health and safety agencies, or any other governmental agency or judicial or arbitration forum, against the Company or any of its Subsidiaries, arising out of the activities or conduct of the Company or any of its Subsidiaries, except for such grievances, arbitrations, proceedings, charges or complaints that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

            (iii) neither the Company nor any of its Subsidiaries has entered into any collective bargaining agreement, contingent or otherwise, with a labor union, and no employee of the Company or any of its Subsidiaries are covered by a collective bargaining agreement or other contract with a labor union, or otherwise represented by any labor union, and there is no collective bargaining agreement binding on the Company or any of its Subsidiaries that restricts from relocating or closing any or all of its business or operations. To the Company's knowledge, there are no organizational efforts currently being made or threatened by or on behalf of any labor union with respect to any employees of the Company or any of its Subsidiaries. There is not currently pending, and during the past five (5) years there has not been, any strike, lockout, picketing, slow-downs or work stoppages with respect to the Company or any of its Subsidiaries, and, to the knowledge of the Company, no such strikes, picketing, lockouts, slow-downs or work stoppages have been threatened. Additionally, there is not currently pending, and during the past five (5) years there has not been, any campaign to solicit cards or authorization from employees of the Company or any of its Subsidiaries to be represented by any labor organization, and, to the knowledge of the Company, no such campaign has been threatened;

            (iv) except as set forth in Section 3.01(q)(iv) of the Disclosure Letter, there are no management, employment, severance, "golden parachute" or other contracts between the Company or any of its Subsidiaries and any of their respective officers, consultants, directors, employees or any other Person that are not by their terms terminable at will and which have not been filed as exhibits to the SEC Reports;

            (v) except as set forth in Section 3.01(q)(v) of the Disclosure Letter, there is no valid basis for any claim by any past or present employee of the Company or any of its Subsidiaries for any severance pay or other payments due to the termination of

                                      26

     employment, nor will there be any valid basis for any claim under any benefit or severance plan, policy, practice, program or agreement which exists or may be deemed to exist under any applicable law, as a result of the transactions contemplated hereunder; and

          (vi) neither the Company nor any of its Subsidiaries: (A) has effected, or intends to effect, any mass layoff of employees, as defined under the Workers Adjustment and Retraining Notification Act ("WARN") (or other similar state law); or (B) has implemented during the past three (3) years, or intends to implement, any early mass retirement or mass separation program.

     (r) Vote Required. The only vote of the holders of any class or series of Company capital stock necessary to approve the Merger is the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all of the outstanding shares of Company Common Stock.

     (s) Fairness Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of McDonald Investments Inc., to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of shares of Company Common Stock is fair to such holders, from a financial point of view. Upon receipt a copy of such opinion will be provided to the Buyers.

     (t) State Takeover Statutes. Assuming for purposes of this Section 3.01(t) that no Person associated or affiliated with the Buyers is an "interested shareholder" (as such term is defined in Section 48-103-203 of the Tennessee Act) of the Company who has not continuously been an interested shareholder of the Company during the five-year period preceding the Merger,
Section 48-103-205 of the Tennessee Act applicable to a "business combination" does not, and will not, prohibit the transactions contemplated hereunder, and the restrictions contained in the Tennessee Control Share Acquisition Act applicable to "control share acquisitions" will not prohibit the authorization, execution, delivery and performance of this Agreement or the consummation of the Merger by the Company. The Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Tennessee, including, without limitation, the relevant provisions of Chapter 48 of the Tennessee Act.

     (u) Affiliate Transactions. Except to the extent disclosed in any SEC Report filed prior to the date of this Agreement, there are no other transactions, agreements, arrangements or understandings between the Company or any Subsidiary, on the one hand, and the Company's directors and executive employees or other Persons, on the other hand, that would be required to be filed or described pursuant to Items 402 or 404 of Regulation S-K.

     (v) Change of Control Agreements. Except as set forth in the SEC Reports or as set forth in Section 3.01(v) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) obligate the Company to make, result in, cause the accelerated vesting or delivery of (except as contemplated by Section 1.07), or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company.


                                   27

     (w) Franchise Matters.

          (i) The Company has heretofore furnished or made available to the Buyers true and correct copies of each agreement, including each franchise agreement, license agreement, subfranchise agreement, sublicense agreement, master franchise agreement, development agreement and reserved area agreement which grants or purports to grant to a third party the right to operate or license others to operate or to develop within a geographic area, "Shoney's" restaurants, "Captain D's" restaurants, or other concept operated or franchised by the Company or any Subsidiary (each a "Franchise") or to use any Mark in connection with the operation of a Franchise or similar business (each a "Franchise Agreement" and, collectively, the "Franchise Agreements") that is currently in effect between (A) the Company, any of its Subsidiaries, and any third party, including franchisees, licensees, subfranchisees, sublicensees, master franchisees and developers (collectively, the "Franchisees"); or (B) any Franchisee and any third party (a "Subfranchisee"). Neither the Company or any of its Subsidiaries nor, to the Company's knowledge, any of its representatives or any Franchisee or Subfranchisee have made any written or oral statements or representations that are inconsistent with the information provided in the applicable franchise offering circular or that violate any applicable Law.

          (ii) Each Franchise Agreement is in full force and effect and constitutes a valid and binding agreement, enforceable against the Company or its Subsidiary, as the case may be, according to its terms subject to applicable bankruptcy and other Laws affecting creditors rights generally and subject to general principles of equity. No Person holds any option or right to acquire from the Company or any of its Subsidiaries any of the Franchise Agreements.

          (iii) Except as set forth in Section 3.01(w)(iii) of the Disclosure Letter, there are no existing defaults by the Company, any of its Subsidiaries, or, to the knowledge of the Company, any Franchisee or Subfranchisee under any of the Franchise Agreements, and no event has occurred which, with notice or lapse of time, or both, would constitute a default by the Company, any of its Subsidiaries, or, to the knowledge of the Company, any Franchisee or Subfranchisee under any such agreement, which default could reasonably be expected to have a Material Adverse Effect or give rise to a right on the part of any Franchisee to terminate any such agreement, where the termination of such agreement could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any fees pursuant to any Franchise Agreement that is currently, or which, with the execution of this Agreement, the consummation of the transactions contemplated herein, the passage of time, or the giving of notice, would be subject to a claim of refund by a Franchisee or licensee.

          (iv) Neither the Company nor any of its Subsidiaries has transmitted or received any currently effective notices of termination, nonrenewal or disapproval of transfer to or from any Franchisee or Subfranchisee, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (v) Except as set forth in Section 3.01(w)(v) of the Disclosure Letter, no Franchisee or Subfranchisee currently holds any right or option to operate, develop or locate a Franchise or to exclude the Company, its Subsidiaries or others from operating or



                                   28

     licensing a third party to operate a Franchise in any geographic area. The Internet website, that the Company maintains at www.shoneys.com and www.captainds.com do not violate or Infringe the territorial rights or competitive protection of any Franchisee, licensee, Subfranchisee or sublicensee under any Franchise Agreement.

          (vi) The Company has heretofore furnished or made available to the Buyers a true and correct list of the jurisdictions in which either the Company or its Subsidiaries is registered to offer and sell franchises, which list indicates the date that each such registration became effective and expires. Except as otherwise disclosed in Section 3.01(w)(vi) of the Disclosure Letter, during the period covered by any applicable statute of limitations that has not expired, neither the Company, any of its Subsidiaries nor, to the Company's knowledge, any Franchisee has offered or executed a Franchise Agreement or offered or sold the rights granted therein in any jurisdiction in which such offer and sale was not duly registered (if required by law to be registered) or exempt from registration at the time the offer was made and the sale occurred, except where such failure to register or obtain an exemption could not reasonably be expected to have a Material Adverse Effect, and the Company, its Subsidiaries and, to the knowledge of the Company, all Franchisees have otherwise complied with all applicable franchise offering circular and Franchise Agreement delivery requirements under applicable state, federal and foreign Laws, obtained all required receipts with respect to delivery thereof and maintained books and records regarding franchise sales activities in compliance with applicable Law, except for such failures that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All salesman disclosure forms and advertising materials have been properly filed and all franchise brokers have been properly registered, except for such failures to file or register that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All franchise registration applications and other materials submitted to state and foreign franchise registration authorities were complete and accurate in all material respects, when filed. Neither the Company, any of its Subsidiaries nor, to the Company's knowledge, any Franchisee has otherwise engaged in the offer or execution of Franchise Agreements in violation of applicable state, federal or foreign franchise Law, business opportunity Law, or unfair or deceptive trade practices Law or regulation or similar Law or regulation except for such violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company, any of its Subsidiaries nor, to the Company's knowledge, any Franchisee is subject to any currently effective Order, injunction or similar mandate with respect to the offer or execution of Franchise Agreements or the offer or sale of the rights granted therein in any jurisdiction. Since January 1, 2000, no Franchisee or Subfranchisee has asserted a claim in writing seeking the rescission of any Franchise Agreement, and neither the Company nor any of its Subsidiaries has outstanding any offer to rescind or repurchase any Franchise Agreement or all or any portion of the rights granted therein. Each disclosure document that the Company or its Subsidiaries delivered to a prospective Franchisee or Subfranchisee at any time during the period covered by any applicable statute of limitations that has not expired complied in all material respects with the Uniform Franchise Offering Circular Guidelines promulgated by the North American Securities Administrators Association, the Trade Regulation Rule on Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures promulgated by



                                  29

     the U.S. Federal Trade Commission and applicable state Law, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, and no such disclosure document contained a material misstatement of fact or omitted any material fact necessary to make the information therein fair, accurate, complete and not misleading.

          (vii) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fees, commissions or other sums of money or items of property, however designated or characterized, to any finders, agents, customers, suppliers, government officials or other parties that constituted illegal payments under any federal, state or local Law.

     (x) Company Rights Agreement. The Company Board of Directors has provided its interpretation and has approved and duly authorized, if necessary, the amendment the Company Rights Agreement to the effect that neither of the Buyers nor the Buyer Subsidiary or any of their respective Affiliates shall become an Acquiring Person (as defined in the Company Rights Agreement). Prior to the Effective Time, no Distribution Date (as defined in the Company Rights Agreement) will occur, and the Company Rights will not separate from the underlying shares of Company Common Stock or give the holders thereof the right to acquire securities of any party hereto, in each case as a result of the approval, execution or delivery of this Agreement, or the consummation of the transactions contemplated hereby.

     (y) Accuracy of Information. None of the representations, warranties or statements of the Company contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the SEC Reports and the Disclosure Letter, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

     SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF THE BUYERS AND THE BUYER SUBSIDIARY. The Buyers and the Buyer Subsidiary, jointly and severally, represent and warrant to the Company as follows:

     (a) Organization, Standing, and Qualification. Each of the Buyers and the Buyer Subsidiary is a limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Buyers and the Buyer Subsidiary is duly qualified or licensed as a foreign limited partnership or limited liability company, as the case may be, to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Buyer Subsidiary is a newly-formed single purpose entity which has been formed solely for the purposes of the Merger and has not and will not carry on any business or engage in any activities other than those reasonably related to the Merger.

     (b) Authorization and Execution. Each of the Buyers and the Buyer Subsidiary has all the necessary partnership and limited liability company power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of the Buyers and the Buyer Subsidiary have been duly authorized by the respective governing body of each of the Buyers and the Buyer



                                   30

Subsidiary and by the Buyers as the only members of the Buyer Subsidiary, and no further partnership or limited liability company action of the Buyers or the Buyer Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Buyers and the Buyer Subsidiary and, assuming the accuracy of the representations and warranties set forth in Section 3.01(a), constitutes the legal, valid and binding obligation of each of the Buyers and the Buyer Subsidiary, enforceable against the Buyers and the Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a Court of law or equity).

     (c) No Conflicts. Neither the execution and delivery of this Agreement by the Buyers and the Buyer Subsidiary, nor the consummation by the Buyers and the Buyer Subsidiary of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Charter, by-laws or similar organizational documents as currently in effect, of the Buyers or the Buyer Subsidiary; (ii) except for the requirements under the HSR Act, compliance with the Exchange Act, the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, require any filing with, or consent or approval of, any Governmental Authority having jurisdiction over any of the business or assets of the Buyers or the Buyer Subsidiary, except for any consent, filing or authorization, the failure of which to obtain, and for any filing or registration, the failure of which to make, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Buyers; (iii) violate any statute, Law, ordinance, rule or regulation applicable to the Buyers or the Buyer Subsidiary or any injunction, judgment, Order, writ or decree to which the Buyers or the Buyer Subsidiary has been specifically identified as subject, except for such violations that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Buyers; or (iv) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement of any third party to any payment or benefit, require the consent of any third party, or result in the creation of any Lien on the assets of the Buyers or the Buyer Subsidiary under, any contract of either.

     (d) Litigation. No Litigation is pending or, to the knowledge of the Buyers or the Buyer Subsidiary, threatened against the Buyers or the Buyer Subsidiary that seeks to enjoin or otherwise challenge the consummation of the transactions contemplated by this Agreement. None of the Buyers nor the Buyer Subsidiary is specifically identified as a party subject to any restrictions or limitations under any injunction, writ, judgment, Order or decree of any Court, administrative agency or commission or other Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Buyers.

     (e) No Brokers or Finders. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyers or the Buyer Subsidiary.

     (f) Availability of Funds. At the date hereof and at the Effective Time, the Buyer Subsidiary shall have sufficient funds available to pay the Merger Consideration, the expenses


                                  31

related to the Merger and all amounts which may become due as a result of the consummation of the Merger.

     (g) Ownership of Stock. None of the Buyers or the Buyer Subsidiary owns any shares of Company Common Stock.

                               ARTICLE IV

            CONDUCT AND TRANSACTIONS BEFORE THE EFFECTIVE TIME

     SECTION 4.01 OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME. The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless the Buyers shall otherwise agree in writing, the Company shall conduct and shall cause the business of itself and each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws. The Company shall use its best efforts (i) to preserve intact the business organization and assets of the Company and each of its Subsidiaries; (ii) to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries; and (iii) to maintain in effect Material Contracts and to preserve the present relationships of the Company and each of its Subsidiaries with customers, licensees, Franchisees, suppliers, distributors and other Persons with whom the Company or any of its Subsidiaries has material business relations. In addition to, and not in limitation of the foregoing, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Buyers:

     (a) amend or otherwise change the Charter or By-Laws or equivalent organizational documents of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

     (b) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock or other equity interests of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other equity interest or Stock-Based Rights of the Company or any of its Subsidiaries (except pursuant to the exercise of options, warrants, conversion rights and other contractual rights described in Section 3.01(b)(i) and limited to the equity interests described in such
Section 3.01(b)(i)); or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock or other equity interests of the Company or any of its Subsidiaries;

    (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other equity interests (except that a Subsidiary may declare and pay a dividend or distribution to its parent); split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its



                                   32

securities, including debt securities, or any securities, including debt securities, of its Subsidiaries; or propose to do any of the foregoing;

     (d) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets of the Company or any of its Subsidiaries (excluding any Company Intellectual Property) other than
(i) in the ordinary course of business consistent with past practice, but in no event shall such dispositions exceed $100,000 individually or $1,000,000 in the aggregate, (ii) pursuant to the terms of contracts entered into as of the date of this Agreement, or (iii) intercompany transfers.

     (e) acquire (by merger, consolidation, lease, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof or any material amount of the assets of any of the foregoing; incur any indebtedness for borrowed money, other than net increases in the principal balances outstanding as of the date of this Agreement of less than or equal to: (i) $3 million under the Amended and Restated Credit Agreement, dated as of September 6, 2000, by and among the Company, the Initial Lenders (as defined therein), Bank of America, N.A., as initial issuing bank, Bank of America, N.A., as Administrative Agent, and Banc of America Securities, L.L.C., as lead arranger and sole book manager and as syndication agent, as in effect on the date hereof (the "Shoney's Revolver"), and (ii) $2 million under the Credit Agreement, dated as of September 6, 2000, as amended, by and among Captain D's, Inc., the Initial Lenders (as defined therein), Bank of America, N.A., as the initial issuing bank swing line bank, administrative agent and collateral agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager, as in effect on the date hereof (the "Captain D's Agreement") (the Buyers agreeing that if the Company requests consent to exceed such limitations, such consent shall not be unreasonably withheld or delayed), or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person; make any loans, advances or enter into any financial commitments, including, without limitation, commitments, related to any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement, foreign exchange contracts or other derivative contracts or arrangements; or, authorize or make any capital expenditures in excess of $3,000,000 in the aggregate;

     (f) terminate any employee or consultant whose salary and bonus equaled or exceeded $100,000 in the calendar year ended December 31, 2001 or hire any employee or consultant whose salary and bonus are expected to equal or exceed $100,000 in the calendar year ended December 31, 2002; except in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its directors or officers, or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay not required under existing severance plans to; or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries; or establish, adopt, enter into, terminate or amend, or accelerate the payment, right to payment or vesting under, any Employee Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement



                                    33

for the benefit of any current or former directors, officers or employees of the Company or any Subsidiary, other than as required by the terms thereof or applicable Law;

     (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) or method of Tax accounting unless required by a change in Law or GAAP used by it;

     (h) (i) enter into any agreement that if entered into prior to the date hereof would be a Material Contract required to have been disclosed pursuant to Section 3.01(i); or (ii) modify, amend in any material respect, transfer, terminate or waive any material rights under any Material Contract in any manner adverse to the Company or any of its Subsidiaries;

     (i) make or change any material Tax election, file any amended Tax Return other than that which is deemed necessary to correct a non-material error or seek a refund, settle or compromise any federal, state, local or foreign income tax liability, agree to an extension of a statute of limitations, enter into any closing agreement relating to any Tax or surrender any right to claim a Tax refund;

     (j) pay, discharge, satisfy or settle any Litigation, except any settlement that would not: (i) impose any injunctive or similar Order on the Company or any of its Subsidiaries; or restrict in any way the business of the Company or any of its Subsidiaries; or (ii) exceed $50,000 in cost or value to the Company or any of its Subsidiaries in the aggregate for all such settlements. The Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice;

     (k) enter into or amend any Contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members;

     (l) fail to use best efforts to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect unless simultaneously with the termination or cancellation thereof replacement policies providing substantially the same coverage (without any gap) are in full force and effect;

     (m) cease the operation of any office or other premises of the Company or any of its Subsidiaries, except as set forth in Section 4.01(m) of the Disclosure Letter;

     (n) file a petition under the Title 11 of the United States Code (the "Bankruptcy Code"), adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only wholly-owned Subsidiaries of the Company and no other Person;

     (o) plan, announce, implement or effect any mass reduction in force, mass lay-off, mass early retirement program, mass severance program or other program or effort concerning the mass termination of employment of employees of the Company or its Subsidiaries, except for terminations of employees as a result of the cessation of the operation of offices or premises pursuant to
Section 4.01(m);



                                   34

     (p) fail to maintain its Intellectual Property as currently maintained, or allow any Mark to expire or to become abandoned, canceled or otherwise terminated;

     (q) transfer, license, sell or otherwise dispose of any material Intellectual Property, except pursuant to a franchise agreement; or

     (r) except as set forth in Section 4.01(r) of the Disclosure Letter, authorize, recommend, propose or announce an intention to do any of the foregoing, or agree, orally or in writing, negotiate the terms of, or enter into, or amend any Material Contract or arrangement to do any of the foregoing.

     SECTION 4.02 COMPANY SHAREHOLDERS' MEETING; PROXY STATEMENT AND PROXY.

     (a) The Company shall promptly after the date of this Agreement take all actions necessary in accordance with the Tennessee Act and its Charter and By-Laws to duly call, give notice of and hold the Company Shareholders' Meeting (as defined herein) as soon as reasonably practicable. Once the Company Shareholders' Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by the Buyers) the Company Shareholders' Meeting without the written consent of the Buyers, unless otherwise required by Law or by a Governmental Authority. The Board of Directors of the Company has declared that this Agreement is advisable and, subject to Section 4.03(c), shall recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the shareholders of the Company and include in the Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of the Company shall submit this Agreement to the shareholders of the Company whether or not the Board of Directors of the Company at any time subsequent to making such declaration takes any action permitted by Section 4.03(c). The Company shall solicit from its shareholders proxies voting in favor of this Agreement and the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of its shareholders to authorize and approve this Agreement and the Merger; provided, however, that the Board of Directors obligations shall be subject to Section 4.03(c). Without limiting the generality of the foregoing, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Shareholders' Meeting as required by this Section 4.02(a), shall not be affected by the withdrawal, amendment or modification of the Board of Directors' recommendation of approval and adoption of this Agreement and the transactions contemplated hereby, and (ii) the Company agrees that its obligations under this Section 4.02(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.03(a)).

     (b) In connection with the Company Shareholders' Meeting (as defined herein), the Company shall promptly after the date of this Agreement prepare and file with the SEC a preliminary proxy statement relating to the transactions contemplated by this Agreement and the Merger (the "Preliminary Proxy Statement") and shall use its best efforts to respond to the comments of the SEC and to cause a definitive proxy statement (such proxy statement, together with any amendments thereof or supplements thereto, the "Proxy Statement") to be mailed to the Company's shareholders as soon as reasonably practicable after the Proxy Statement is available for mailing; provided, however, that prior to the filing of each of the Preliminary Proxy Statement and the Proxy Statement, the Company shall consult with the Buyers with respect to such filings and shall afford the Buyers reasonable opportunity to comment thereon. The Buyers



                                  35

and the Buyer Subsidiary shall provide the Company with any information for inclusion in the Preliminary Proxy Statement and the Proxy Statement that may be required under applicable Law with respect to the Buyers and the Buyer Subsidiary as is reasonably requested by the Company.

     (c) The Company agrees that the Proxy Statement will not, at the time the Proxy Statement is mailed, at the time of the meeting of shareholders (the "Company Shareholders' Meeting") to which the Proxy Statement relates, or at the Effective Time, as then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation is made by the Company with respect to statements made in, or incorporated by reference into the Proxy Statement based on information about the Buyers or the Buyer Subsidiary furnished by the Buyers or the Buyer Subsidiary in writing specifically for inclusion in the Proxy Statement).

     (d) The Buyers agree that none of the information furnished or to be furnished by the Buyers or the Buyer Subsidiary with respect to the Buyers or the Buyer Subsidiary (as opposed to comments and/or written materials provided with respect to the text of the Proxy Statement) in writing specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, at the time of the Company Shareholders' Meeting, or at the Effective Time, as then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.03 NO SHOPPING.

     (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, subject to Section 4.03(b), the Company shall not, nor shall it permit any of its Affiliates or Subsidiaries to, nor shall it authorize or permit any of its or their respective shareholders, directors, officers, employees, representatives or agents (collectively, the "Company Representatives"), to directly or indirectly, (i) solicit, actively and knowingly facilitate, initiate, encourage or take any action to solicit, actively and knowingly facilitate, initiate, or encourage, any inquiries or communications or the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal (as defined herein), or (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication which might reasonably be expected to result in an Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than the Buyers, the Buyer Subsidiary or any of their Affiliates or permitted assigns) relating to (A) any tender offer, exchange offer, merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Material Subsidiary (as defined herein); (B) the issuance or acquisition of shares of capital stock or other equity interests of the Company or any Material Subsidiary representing fifteen percent (15%) or more of the outstanding capital stock or other equity interests of the Company or such Material Subsidiary or any tender or exchange offer that if consummated, would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity interests of the Company or any Material Subsidiary representing fifteen percent (15%) or more of the outstanding capital stock or other equity interests of the Company or such Material Subsidiary;



                                   36

or (C) the sale, lease, exchange, license (whether exclusive or not), franchise, or other disposition of any significant portion of the business or assets of the Company or any Material Subsidiary. In no event shall an Acquisition Proposal include any transaction involving or that could involve
(1) the commencement by the Company or any of its Subsidiaries of a case under the Bankruptcy Code; (2) any proceeding under the Bankruptcy Code involving a reorganization, adjustment of debt, relief of debtors, dissolution insolvency or liquidation; (3) the appointment of a receiver or custodian for any substantial part of the Company's or any Subsidiary's property; or (4) the making of a general assignment for the benefit of creditors (each, a "Bankruptcy Proposal"). The Company shall immediately cease and cause to be terminated, and shall cause its Subsidiaries and all Company Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could to lead to, an Acquisition Proposal or a Bankruptcy Proposal. The Company shall promptly notify each Company Representative of its obligations under this Section 4.03.

     (b) Notwithstanding Section 4.03(a), the Company may participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement with terms no less favorable to the Company than those in effect between the Company and the Buyers to, any Person if and only if (i) such Person has submitted an unsolicited bona fide written Acquisition Proposal to the Company, (ii) neither the Company nor any of the Company Representatives shall have violated Section 4.03(a),
(iii) the Board of Directors of the Company (A) determines by a majority vote in its good faith judgment, after consultation with outside counsel, that taking such action is necessary in order to act in a manner consistent with the fiduciary duties of such Board under applicable laws, and (B) contemporaneously with furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives the Buyers written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and (iv) contemporaneously with furnishing any such information to such Person, the Company furnishes such information to the Buyers (to the extent such information has not been previously furnished by the Company). In addition to the foregoing, the Company shall (1) provide the Buyers with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Proposal (as defined herein) and (ii) provide the Buyers with at least three (3) Business Days prior written notice (or such lesser prior notice as provided to the members of the Company's Board of Directors) of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal.

     (c) Except as set forth in the following sentence, neither the Board of Directors of the Company nor any committee thereof shall (i) approve or recommend any Acquisition Proposal other than the Merger, (ii) withdraw or modify in a manner adverse to the Buyers or the Buyer Subsidiary its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (iii) upon a written request by the Buyers to reaffirm its approval or recommendation of this Agreement or the Merger following the delivery, making or announcement of an Acquisition Proposal, fail to do so within two (2) Business Days after such request is made, (iv) approve, enter, or permit or cause the Company or any Material Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar


                                    37

agreement related to any Acquisition Proposal, or (v) resolve or announce its intention to do any of the foregoing. The immediately preceding sentence notwithstanding, in the event that prior to the Company Shareholders' Meeting the Board of Directors of the Company receives a Superior Proposal, the Board of Directors of the Company may (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyers or the Buyer Subsidiary its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (B) fail to reaffirm its approval or recommendation of this Agreement or the Merger within two (2) Business Days after a written request by the Buyers to do so, or (C) resolve or announce its intention to do any of the actions set forth in the preceding clauses (A) or (B), if (1) after consultation with outside counsel, the Board of Directors determines by a majority vote of directors in their good faith judgment that taking such action is necessary in order to act in a manner consistent with the fiduciary duties of the Board of Directors under applicable Law, and (2) the Company furnishes the Buyers contemporaneous written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the Person making the same). For purposes of this Agreement, "Material Subsidiary" means any Subsidiary of the Company whose consolidated revenues, net income or assets constitute ten percent (10%) or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, and the term "Superior Proposal" means any bona fide written Acquisition Proposal that is on terms which the Board of Directors of the Company determines by a majority vote of its directors in their good faith judgment (after consultation with its outside counsel and financial advisors), after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the form of consideration contemplated by such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the Person making the Acquisition Proposal to finance the transactions contemplated thereby and any required filings or approvals, to be more favorable to the shareholders of the Company than the Merger (or any revised proposal made by the Buyers).

     (d) In addition to the other obligations of the Company set forth in this Section 4.03, the Company shall promptly (and in any event within one
(1) day after receipt thereof) advise the Buyers orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. The Company shall inform the Buyers on a prompt and current basis of the status, terms and content of any discussions regarding any Acquisition Proposal with a third party. Nothing contained in this Section 4.03(d) shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

     SECTION 4.04 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company will give the Buyers and its counsel, financial advisers, auditors, potential financing sources, potential acquirors of certain of the assets of the Company and other authorized representatives reasonable access to the offices, properties, books and records of the Company and each Subsidiary at all reasonable times and upon reasonable notice, and will instruct the employees, counsel, financial advisers and auditors of the Company and each Subsidiary to cooperate with the Buyers and each such representative in all reasonable respects in its investigation of the business of the Company and its Subsidiaries. The Buyers and each such representative will conduct such investigation in a manner so as not to unreasonably interfere with the operations of the Company and its Subsidiaries and will take all necessary



                                   38

precautions (including obtaining the written agreement of its respective employees or representatives involved in such investigation) to protect the confidentiality of any information of the Company and its Subsidiaries disclosed to such Persons during such investigation.

     SECTION 4.05 AMENDMENT OF THE COMPANY'S EMPLOYEE PLANS. The Company will, effective at or immediately before the Effective Time, cause any Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by the Buyers, for the purpose of permitting such Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger.

     SECTION 4.06 HSR ACT. Each of the Company, the Buyers and the Buyer Subsidiary will, promptly after the execution of this Agreement, file all Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will exercise its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

     SECTION 4.07 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement between the Company and Lone Star Fund (III) (U.S.), L.P., dated June 27, 2001, shall remain in full force and effect until the Effective Time, subject to the express provisions of this Agreement. Until the Effective Time, the Company, the Buyers and the Buyer Subsidiary shall comply with the terms of the Confidentiality Agreement as if they were parties thereto.

     SECTION 4.08 COMPANY RIGHTS AGREEMENT. The Board of Directors of the Company shall take all action necessary or desirable (in addition to that referred to in Section 3.01(x)) (including amending the Company Rights Agreement, to the extent permitted thereunder) in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or after the termination of this Agreement, the Board of Directors of the Company shall not, without the prior written consent of the Buyers, (a) amend the Company Rights Agreement or (b) take any action with respect to, or make any determination under, the Company Rights Agreement, in each case in order to facilitate any Acquisition Proposal with respect to the Company.

     SECTION 4.09 BEST EFFORTS; FURTHER ASSURANCES.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated hereby as soon as reasonably practicable after the date hereof. The Company and the Buyers shall use their best efforts to (i) as promptly as practicable, obtain all Approvals; (ii) make all filings under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and the Buyers and the consummation by them of the transactions contemplated hereby, including the Merger (in connection with which the Buyers and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith; and (iii) furnish all information required for any application or other filing to be made pursuant to the Tennessee Act, the Delaware Act or any other Law or any applicable regulations of any Governmental Authority (including all



                                    39

information required to be included in the Preliminary Proxy Statement or the Proxy Statement) in connection with the transactions contemplated by this Agreement. Anything in this Agreement to the contrary notwithstanding, neither the Buyers nor any of their Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Buyers, any of their Affiliates, the Company, or any of the Subsidiaries or the holding separate of the Company Common Stock or imposing or seeking to impose any limitation on the ability of the Buyers or any of their Affiliates, to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of Company Common Stock; or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of the Buyers, might result in a limitation of the benefit expected to be derived by the Buyers as a result of the transactions contemplated hereby or might adversely affect the Company, any of the Subsidiaries or the Buyers or any of the Buyers' Affiliates. Anything in this Agreement to the contrary notwithstanding, without the prior written consent of the Buyers, neither the Company nor any of its Subsidiaries will take any action specified in clause (x) or clause (y) of the immediately preceding sentence.

     (b) The parties hereto shall use their best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article V, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated as soon as reasonably practicable after the date hereof. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for the consummation of this Agreement and the transactions contemplated hereby.

     (c) The Company and the Buyers shall cooperate with one another:

          (i) in connection with the preparation of the Preliminary Proxy Statement or the Proxy Statement;

          (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby; and

          (iii) in seeking any Approvals or making any filings, including furnishing information required in connection therewith or with the Preliminary Proxy Statement or the Proxy Statement, and seeking timely to obtain any such Approvals, or making any filings.

     SECTION 4.10 NOTIFICATION OF CERTAIN MATTERS.

     (a) The Company shall give prompt notice to the Buyers, and the Buyers shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, the Buyers, or the Buyer



                                   40

Subsidiary, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder or under Article VI hereof; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) Each of the Company and the Buyers shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger; (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or the Buyers or their Affiliates that relates to the Merger; and (iv) any change that could reasonably be expected to have a Material Adverse Effect on the Company or is likely to delay or impede the ability of either the Buyers or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

     (c) Each of the Company and the Buyers shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any Contracts in connection with the consummation of the transactions contemplated hereby (the "Company Consents") or (iii) required to prevent a Material Adverse Effect on the Company from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use its reasonable best efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and the Buyers, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

     SECTION 4.11 VOTING AGREEMENTS. The Company shall use its best efforts to deliver to the Buyers executed voting agreements from any executive officers and directors who have not executed voting agreements as of the date hereof, in substantially the form executed by certain officers and directors as of the date hereof.

     SECTION 4.12 TAX MATTERS.

     (a) Between the date hereof and the Closing Date, to the extent the Company or its Subsidiaries has knowledge of the commencement or scheduling of any Tax audit, the assessment of any material Tax, the issuance of any notice of material Tax due or any bill for collection of material Tax, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, or assessment of any material Tax, the Company shall timely provide Buyers notice of such matters, setting forth information describing the asserted liability in reasonable detail.

     (b) The Company and its Subsidiaries, as applicable, shall prepare and timely file all Tax Returns and amendments thereto required to be filed on or before the Closing Date. The Buyers shall have reasonable opportunity to review all such Tax Returns and amendments thereto. The Company and its Subsidiaries shall pay and discharge all Taxes shown as due on such Tax Returns.



                                    41

     SECTION 4.13 OPTIONS. The Company shall use its best efforts to obtain the termination of any outstanding Option that is exercisable for 50,000 or more shares of Company Common Stock and which has a per share exercise price of less than the Merger Consideration.

     SECTION 4.14 PENSION, BENEFIT AND WELFARE PLANS. The Company shall file a request for a determination letter for its 401(k) Retirement Savings Plan with the Internal Revenue Service on or before February 28, 2002.

                                ARTICLE V

                          CONDITIONS PRECEDENT

     SECTION 5.01 CONDITIONS TO THE OBLIGATIONS OF THE BUYERS AND THE BUYER SUBSIDIARY. The obligations of the Buyers and the Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Sections 5.01(b) and (e)) may be waived by the Buyers and the Buyer Subsidiary:

     (a) (i) The representations and warranties of the Company contained in this Agreement that are qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made; and (ii) the representations and warranties of the Company contained in this Agreement that are not qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, except where the failure of such representations and warranties (other that the representation contained in Section 3.01(b), which shall be true and correct in all material respects) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; and the Buyers and the Buyer Subsidiary shall have received a certificate to such effect signed by the president and by the chief financial officer of the Company. The Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately prior to the Effective Time, and the Buyers and the Buyer Subsidiary shall have received a certificate to such effect signed by the president and by the chief financial officer of the Company.

     (b) This Agreement shall have been approved at the Company Shareholders' Meeting referred to in Section 4.02 by the vote required by the Tennessee Act and the Company's Charter.

     (c) No change, occurrence, development or series of changes, occurrences or developments (whether related or unrelated) shall have occurred, been threatened or become known to the Buyers that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (d) There shall not be pending any action or proceeding brought by any Governmental Authority requesting or threatening an injunction, writ, order, judgment or decree that, in the reasonable judgment of the Buyers, could reasonably likely, if issued, restrain or



                                   42

prohibit the consummation of any of the transactions contemplated hereby, require rescission of this Agreement or any such transactions, or result in material damages to the Buyers, the Buyer Subsidiary or the Surviving Corporation or their respective officers or directors if the transactions contemplated hereby are consummated, nor shall there be in effect any provision of applicable Law prohibiting the consummation of the Merger or any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

     (e) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     (f) No Company Rights shall have become exercisable under the Rights Agreement.

     (g) The holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have exercised dissenters' rights in accordance with the Tennessee Act.

    (h) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been made or obtained.

     SECTION 5.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Section 5.02(b) and (d)) may be waived by the Company:

     (a) (i) The representations and warranties of the Buyers and the Buyer Subsidiary contained in this Agreement that are qualified as to material adverse effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made; and
(ii) the representations and warranties of the Buyers and the Buyer Subsidiary contained in this Agreement that are not qualified as to material adverse effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Buyers; and the Company shall have received a certificate to such effect signed by an executive officer of the Buyers and the Buyer Subsidiary. Each of the Buyers and the Buyer Subsidiary shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time, and the Company shall have received a certificate to such effect signed by an executive officer of each of the Buyers and the Buyer Subsidiary.

     (b) This Agreement shall have been approved at the Company Shareholders' Meeting referred to in Section 4.02 by the vote required by the Tennessee Act and the Company's Charter.



                                    43

      (c) There shall not be pending any action or proceeding brought by any Governmental Authority requesting or threatening an injunction, writ, order, judgment or decree that, in the reasonable judgment of the Company, could reasonably likely, if issued, restrain or prohibit the consummation of any of the transactions contemplated hereby, require rescission of this Agreement or any such transactions, result in material damages to the Company, the Subsidiaries, or their respective officers or directors if the transactions contemplated hereby are consummated or limit the benefit expected to be derived by the Company's stockholders as a result of the transactions contemplated hereby, nor shall there be in effect any provision of applicable law prohibiting the consummation of the Merger or any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

     (d) All applicable waiting periods (and any extension thereof) under the HSR Act shall have expired or otherwise been terminated.

     (e) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been made or obtained.

                               ARTICLE VI

            CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME

     SECTION 6.01 INDEMNIFICATION. All rights to indemnification, expense advancement and exculpation existing in favor of any present or former director, officer or employee of the Company or any of its Subsidiaries as provided in the Charter, By-Laws or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six (6) years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time.

     SECTION 6.02 DIRECTORS AND OFFICERS LIABILITY INSURANCE. For a period of at least six (6) years after the Effective Time, the Surviving Corporation shall, and the Buyers (for so long as one or more of the Buyers or their Affiliates shall control the Surviving Corporation) shall cause the Surviving Corporation to, maintain in effect either (a) the current policy of directors' and officers' liability insurance maintained by the Company (provided that the Buyers or the Surviving Corporation may substitute therefor policies with companies rated equivalent to or better than the Company's current carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six (6) years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries; provided, however, that the Surviving Corporation shall not be obligated to spend more than two hundred percent (200%) of the



                                   44

average annual premium in effect during the last three (3) years prior to the Merger in connection with this Section 6.02. Notwithstanding the foregoing, if the annual premium for the amount of the coverage required by this Section
6.02 exceeds two hundred percent (200%) of the amount of the average annual premium in effect during the last three (3) years prior to the Merger, the Buyers and the Surviving Corporation shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to no more than such amount. If the Buyers or the Surviving Corporation or any of their respective successors or assigns (x) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (y) transfers all or substantially all of its properties and assets to any Person, proper provisions shall be made so that the successors and assigns of the Buyers and/or the Surviving Corporation are bound by the obligations of the respective party set forth in Section 6.01 and this
Section 6.02.

                              ARTICLE VII

                       TERMINATION AND ABANDONMENT

     SECTION 7.01 TERMINATION.

     This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

     (a) By mutual written consent duly authorized by the Boards of Directors or other governing body of the Buyers, the Buyer Subsidiary and the Company;

     (b) By either the Buyers or the Company if the Merger shall not have been consummated on or before October 31, 2002; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

     (c) By either the Buyers or the Company, if a Court of competent jurisdiction or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which permanently restrains, enjoins or otherwise prohibits the Merger;

     (d) By either the Buyers or the Company, if, at the Company
Shareholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company to approve and adopt this Agreement and to consummate the Merger shall not have been obtained;

     (e) By the Buyers, if the Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) failed to present and recommend the approval and adoption of this Agreement and the Merger to the shareholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Buyers or the Buyer Subsidiary, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the shareholders of the Company within five (5) Business Days of when the Proxy Statement was available for



                                   45

mailing or failed to include therein such approval and recommendation (including the recommendation that the shareholders of the Company vote in favor of the adoption of this Agreement), (iv) upon a written request by the Buyers to publicly reaffirm the approval and recommendation of the Merger, this Agreement and the transactions contemplated hereby following the delivery, failed to do so within five (5) Business Days after such request is made, (v) entered, or caused the Company or any Material Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal other than the Merger, (vi) taken any other action prohibited by Section 4.03, or (vii) resolved or announced its intention to do any of the foregoing;

     (f) By the Buyers, if any Person (other than a Buyer or an Affiliate of a Buyer) acquires beneficial ownership of or the right to acquire fifteen percent (15%) or more of the outstanding shares of capital stock or other equity interests of the Company;

     (g) By the Buyers, if neither the Buyers nor the Buyer Subsidiary is in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 5.01(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.01(g)), or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that
Section 5.01(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.01(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured thirty (30) days after notice to the Company;

     (h) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Buyers or the Buyer Subsidiary herein become untrue or inaccurate such that Section 5.02(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.01(h)), or (ii) there has been a breach on the part of the Buyers or the Buyer Subsidiary of any of their respective covenants or agreements contained in this Agreement such that Section 5.02(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.01(h)), and such breach (if curable) has not been cured within thirty (30) days after notice to the Buyers;

     (i) By the Buyers, if (1) any change, occurrence, development, or series of changes, occurrences or developments (whether related or unrelated) shall have occurred, been threatened or become known to the Buyers that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or (2) there shall have been a material adverse development in any pending Litigation that, in the reasonable good faith judgment of the Buyers, after consultation with legal counsel, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

     (j) By the Company, pursuant to the terms of Section 7.03(d).

     SECTION 7.02 EFFECT OF TERMINATION. Except as provided in this Section 7.02, in the event of the termination of this Agreement pursuant to Section 7.01, this Agreement (other than Sections 7.02, 4.07, and 7.03, and Article VIII, which shall survive such termination) will forthwith become void, and there will be no liability on the part of the Buyers, the Buyer Subsidiary or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any



                                    46

party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement, other than as set forth in Sections 7.03(b) and 7.03(d).

     SECTION 7.03 FEES AND EXPENSES.

     (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the Buyers and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto), and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act.

     (b) If (i) (A) the Buyers shall terminate this Agreement pursuant to (1)
Section 7.01(d) or Section 7.01(g), or (2) pursuant to Section 7.01(b) without the Company Shareholders' Meeting having occurred, (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the Board of Directors and shareholders of the Company and not withdrawn prior to (1) the Company Shareholders' Meeting having occurred, in the case of a termination pursuant to Section 7.01(d) only, or (2) such termination in the case of a termination pursuant to
Section 7.01(g) or Section 7.01(b) only and (C) within twelve (12) months of such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal, or (ii) the Buyers shall terminate this Agreement pursuant to
Section 7.01(e) or Section 7.01(f); then the Company shall promptly, but in no event later than two (2) Business Days after the date of such termination (or in the case of clause (i), if later, the date the Company or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay the Buyers an amount equal to $2 million by wire transfer of immediately available funds. The payment of such amount by the Company, along with the payment of any amounts owing pursuant to the terms of
Section 7.03(c), shall be in satisfaction of all amounts and claims that the Buyers and the Buyer Subsidiary may have for any breach of any representation, warranty, covenant or agreement contained herein or in any documents executed in connection herewith; provided, however, that any document executed in connection with the transfer of the Captain D's Agreement shall expressly be deemed not to be executed in connection herewith for purposes of this Section 7.03.

     (c) If this Agreement is terminated (i) by the Buyers pursuant to
Section 7.01(b) (provided the Company does not also have the right to terminate this Agreement pursuant to such Section), Section 7.01(d), Section 7.01(e), Section 7.01(f) or Section 7.01(g), or (ii) by the Company pursuant to Section 7.01(b) (provided Buyers do not also have the right to terminate this Agreement pursuant to such Section) or Section 7.01(h), then, in the case of (i) above, the Company shall reimburse the Buyers for all their Expenses (as defined below) not later than two (2) Business Days after the date of such termination, and in the case of (ii) above, the Buyers shall reimburse the Company for its Expenses not later than two (2) Business Days after such termination. As used in this Agreement, the term "Expenses" shall mean those fees and expenses actually incurred by the Buyers, the Buyer Subsidiary or the Company, respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and



                                  47

expenses of outside counsel, investment bankers, accountants, experts, consultants and other representatives.

     (d) If, on or before October 31, 2002, all of the conditions to the Buyers' and the Buyer Subsidiary's obligations to effect the Merger set forth in Section 5.01 have been satisfied, and the Buyers and the Buyer Subsidiary shall fail or refuse to consummate the transactions contemplated herein, then five (5) Business Days after receipt of written notice from the Company stating that all conditions set forth in Section 5.01 have been satisfied and a demand being made to consummate the transactions contemplated herein (the "Nonconsummation Notice"), this Agreement shall be terminated and the Buyers and the Buyer Subsidiary shall, collectively, pay to the Company an amount equal to $5 million in immediately available funds. The payment of such amount by the Buyers and the Buyer Subsidiary shall be in satisfaction of all amounts and claims that the Company may have for any breach of any representation, warranty, covenant or agreement contained herein or in any documents executed in connection herewith.

                               ARTICLE VIII

                         MISCELLANEOUS PROVISIONS

     SECTION 8.01 PERFORMANCE OF COVENANTS; NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any document delivered pursuant to this Agreement, nor any covenants of the parties hereunder to be performed on or prior to the Effective Time, shall survive the Effective Time, and none of the Company, the Buyers, or the Buyer Subsidiary, nor any of their respective officers, directors, employees, advisors or shareholders or other equity holders shall have any liability whatsoever with respect to any such representation, warranty or covenant after such time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02 AMENDMENT AND MODIFICATION. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein, except that after the Company Shareholders' Meeting contemplated by Section 4.02, the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered without the approval of the shareholders.

     SECTION 8.03 WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Buyers or the Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein (except the conditions in Sections 5.01(b) and (e) and 5.02(b) and (d) of this Agreement) may be waived in writing by the Company or by the Buyers and the Buyer Subsidiary, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.03.



                                  48

     SECTION 8.04 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed; provided, however, that each of the Company , the Buyers and the Buyer Subsidiary may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will provide the other parties to this Agreement with a draft of the proposed disclosure sufficiently in advance to permit such other parties to provide comments to the disclosure and the disclosing party will revise such disclosure to reflect all reasonable comments before making the disclosure).

     SECTION 8.05 CERTAIN DEFINITIONS.

     For purposes of this Agreement, the term:

     "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, including, with respect to the Company, any corporation, partnership, limited liability company or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of ten percent (10%) or more.

     "beneficial owner" (including the terms "beneficial ownership" and "to beneficially own") with respect to a Person's ownership of any securities means such Person or any of such Person's Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act.

     "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of Delaware.

     "Charter" with respect to any corporation, means the charter, certificate of incorporation or articles of incorporation of such corporation; with respect to any limited partnership, means the certificate of limited partnership of such limited partnership; and with respect to any limited liability company, means the certificate or articles of formation or organization of such limited liability company.

     "Company Rights" means the rights issued pursuant to the Company Rights Agreement.

     "Company Rights Agreement" means that certain Amended and Restated Rights Agreement, dated as of December 4, 2000, as subsequently amended, between the Company and Registrar and Transfer Company.

     "Contract" means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

     "control" (including the terms "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the



                                  49

management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or otherwise.

     "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

     "FFCA Documents" means the "Loan Documents" as defined in the Amended and Restated Loan Agreement, dated as of October 1, 2001, as amended, between the Company and FFCA Acquisition Corporation; the "Loan Documents" as defined in the Loan Agreement, dated as of September 6, 2000, as amended, between Shoney's Properties Group 1, LLC and FFCA Funding Corporation; the "Loan Documents" as defined in the Loan Agreement, dated as of September 6, 2000, as amended, between Shoney's Properties Group 2, LLC and FFCA Funding Corporation; the "Loan Documents" as defined in the Loan Agreement, dated as of September 6, 2000, as amended, between Shoney's Properties Group 3, LLC and FFCA Acquisition Corporation; the "Loan Documents" as defined in the Loan Agreement dated as of September 6, 2000, as amended, between Shoney's Properties Group 4, LLC and FFCA Acquisition Corporation; the "Loan Documents" as defined in the Loan Agreement, dated as of September 6, 2000, as amended, between Shoney's Properties Group 5, LLC and FFCA Funding Corporation; and the "Loan Documents" as defined in the Loan Agreement, dated as of September 6, 2000, as amended, between Shoney's Properties Group 6, LLC and FFCA Funding Corporation, together with all modifications, supplements, amendments, assignments and waivers of or to any of the foregoing, and all letter agreements and letters of forbearance issued with respect to any of the foregoing.

     "Governmental Authority" means any Court, governmental agency or authority of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

     "Intellectual Property" means all domestic and foreign trademarks, service marks, trade names, corporate and business names, brand names, Internet domain names, universal resource locators, designs, logos, trade dress, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, provisionals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software; "mask works" (as defined under 17 U.S.C. Section 901) and any registrations and applications for "mask works"; inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and customer lists; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (whether or not patentable); all improvements and refinements of any of the foregoing; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the business of the Company and any Subsidiary.

     "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction.



                                   50

     "Lien" means with respect to any asset or right, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, option, right of first offer or refusal, transfer restriction, or any other right of another to or adverse claim of any kind in respect of such asset or right, including, without limitation, under any shareholder agreement.

     "Litigation" means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Authority, any arbitrator or other tribunal.

     "Material Adverse Effect" means any fact, event, change, development, circumstance, effect or any combination of the foregoing that, individually or in the aggregate, has or could reasonably be expected to result in (A) a decrease in the earnings before interest, taxes, depreciation and amortization of the Company, on a consolidated basis, of at least $2,500,000, or (B) a decrease in the net assets of the Company, on a consolidated basis, of at least $2,500,000; provided, however, that a Material Adverse Effect shall not include any fact, event, change, development, circumstance, effect or any combination of the foregoing resulting from (x) general economic conditions, (y) conditions generally effecting the restaurant industry (provided that the Company is not materially and disproportionately affected thereby), or (z) potential Litigation that is filed subsequent to the date of this Agreement, that is referenced as Item 1. in Section 3.01(f)(G) of the Disclosure Letter.

     "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.

     "Ordinary Course Contracts" means those contracts of the Company or its Subsidiaries (A) that are entered into in the ordinary course of business, consistent with past practice, (B) that would otherwise be required to be, or is, set out in Section 3.01(i) of the Disclosure Letter by virtue of Section 3.01(i)(xiv) hereof, and (C) whose subject matter encompasses primarily any of the following: cell phone service, uniforms/linens, maintenance (i.e., landscaping, window cleaning, cleaning supplies, dishwashers, and cleaning crew), music/tv/satellite service, credit card/merchant services, food products/condiments/paper supplies, trash collection/removal, security, marketing/advertising/billboards, banking services/brinks (excluding lending and related items), CO2 contracts, office supplies/copying, and telecommunications.

     "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

     "SEC Report" means any required reports, schedules, forms, statements and other documents filed with the SEC since January 1, 1998, other than Preliminary proxy Statement and the Proxy Statement. "SEC Reports" shall mean two or more of such reports.



                                   51

     "Sho-Lodge Agreement" means the Amended and Restated License Agreement, dated as of September 27, 2000, between the Company and ShoLodge Franchise Systems, Inc.

     "subsidiary" means, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person; (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or (c) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest; (ii) the power to elect or direct the election of the directors or other governing body of such Person; or (iii) the power to direct or cause the direction of the affairs or management of such Person. For purposes of this definition, a Person is deemed to own any capital stock or other ownership interest if such Person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

     "Subsidiary" means a subsidiary of the Company.

     "Tax" or "Taxes" means taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental (including amounts payable under Section 59A of the Code), disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto, and including any transferee or secondary liability in respect to any tax (whether imposed by law, contract or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, unitary or similar group.

     "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

     "to the knowledge of the Company" or "known to the Company" or similar phrases means the actual knowledge of any fact or circumstance of any of the officers, directors or Key Employees of the Company, after reasonable inquiry and investigation.

     SECTION 8.06 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article V are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the



                                   52

purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

     SECTION 8.07 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if delivered via facsimile, effective when such facsimile transmission is sent (with a confirmed receipt thereof) or if mailed by registered or certified mail (return receipt requested), effective three (3) Business Days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to LS or the Buyer Subsidiary, to it at:

          600 North Pearl Street
          Suite 1550
          Dallas, Texas  75201
          Attn:  JD Dell
                 Leigh Rea
          Facsimile No.:  (214) 754-8401

         If to USRPOLP, to it at:

          c/o U.S. Restaurant Properties, Inc.
          12240 Inwood Road, Suite 300
          Dallas, Texas  75244
          Attn:  President
          Facsimile No.: (972) 490-9119

     with a copy to:

          Jenkens & Gilchrist, P.C.
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202-2799
          Attn:  Robert G. McCormick, Esq.
                 Gregory J. Schmitt, Esq.
           Facsimile No.:  (214) 855-4300

     (b) If to the Company, to it at:

          1727 Elm Hill Pike
          Nashville, TN  37210
          Attn:  William M. Wilson
          Facsimile No.: (615) 231-2734



                                    53

     with a copy to:

          Dinsmore & Shohl LLP
          Bank of America Plaza, Suite 1100
          414 Union Street
          Nashville, TN  37219
          Attn:  Gary M. Brown, Esq.
          Facsimile No.: 615-313-3310

     SECTION 8.08 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; provided, however, that the Buyers and the Buyer Subsidiary may assign all or any of their rights hereunder to any of their respective Affiliates or to any Person providing financing to the Buyers or the Buyer Subsidiary; provided, further, however, that no such assignment shall relieve the assigning party of its obligations hereunder. Except for the provisions of Sections 6.01 and 6.02, this Agreement is not intended to confer upon any other Person except the parties hereto any rights or remedies hereunder.

     SECTION 8.09 INTERPRETATION. As used in this Agreement, (a) "including" means "including without limitation", and (ii) all dollar amounts are expressed in United States funds. This Agreement shall not be construed more strongly against either party hereto regardless of who is responsible for its preparation. The parties acknowledge that each party hereto contributed to, and is equally responsible for, the preparation of this Agreement.

     SECTION 8.10 GOVERNING LAW; ENFORCEMENT. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with the Law of the State of Delaware applicable to contracts executed and to be performed entirely within that state; provided, however, that any questions with respect to the fiduciary duties of the Company's directors or other matters of corporate law relating to the Company shall be governed by Tennessee law. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any other Court.

     SECTION 8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.



                                   54

     SECTION 8.12 HEADINGS; INTERNAL REFERENCES. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.13 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, and the Confidentiality Agreement described in Section 4.07, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants or undertakings of the parties, other than those expressly set forth or referred to in this Agreement or such Confidentiality Agreement.

     SECTION 8.14 SEVERABILITY. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

     SECTION 8.15 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     SECTION 8.16 WAIVER OF JURY TRIAL. EACH OF THE BUYERS, THE COMPANY AND THE BUYER SUBSIDIARY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.






                                   55


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              LSF4 ACQUISITION, LLC


                              By: /s/ J.D. Dell
                                  ------------------------------------------
                              Name:  J.D. Dell
                              Title: President


                              LONE STAR U.S. ACQUISITIONS LLC


                              By: /s/ J.D. Dell
                                  ------------------------------------------
                              Name:  J.D. Dell
                              Title: Senior Vice President


                              U.S. RESTAURANT PROPERTIES OPERATING
                              LIMITED PARTNERSHIP

                              By: U.S. Restaurant Properties, Inc.,
                                  its General Partner


                                  By: /s/ Robert Stetson
                                      --------------------------------------
                                  Name:  Robert Stetson
                                  Title: CEO


                              SHONEY'S, INC.


                              By:  /s/ William M. Wilson
                                   -----------------------------------------
                              Name:  William M. Wilson
                              Title: Chairman







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